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                                                                    EXHIBIT 10.1

                              MANAGEMENT AGREEMENT


                                 BY AND BETWEEN


SUNNY ISLES LUXURY VENTURES, L.C., A FLORIDA LIMITED LIABILITY COMPANY, AS TRUSTEE FOR SUNNY ISLES LUXURY VENTURES, INC., A FLORIDA CORPORATION, AS "OWNER"


                                       AND


      SONESTA HOTELS OF FLORIDA, INC., A FLORIDA CORPORATION, AS "OPERATOR"

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
ARTICLE I       DEFINITIONS............................................................................................2
  1.1           "ACCOUNTING STANDARDS".................................................................................2
  1.2           "ADA"..................................................................................................2
  1.3           "AFFILIATE"............................................................................................2
  1.4           "ANNUAL PLAN"..........................................................................................2
  1.5           "BASE MANAGEMENT FEE"..................................................................................2
  1.6           "BEACH CABANAS"........................................................................................3
  1.7           "BUDGET GUARANTY"......................................................................................3
  1.8           "CABANA" or "CABANAS"..................................................................................3
  1.9           "CABANA OWNER".........................................................................................3
  1.10          "CABANA LEASE AGREEMENT"...............................................................................3
  1.11          "CAPITAL BUDGET".......................................................................................3
  1.12          "CAPITAL EXPENDITURES".................................................................................3
  1.13          "CLAIMANT".............................................................................................3
  1.14          "CLAIMS"...............................................................................................3
  1.15          "COMMENCEMENT DATE"....................................................................................3
  1.16          "COMMERCIAL UNIT"......................................................................................4
  1.17          "CONDOMINIUM ASSOCIATION"..............................................................................4
  1.18          "CONDOMINIUM LOT"......................................................................................4
  1.19          "CONDOMINIUM UNIT LEASE AGREEMENT".....................................................................4
  1.20          "CONFIDENTIAL INFORMATION".............................................................................4
  1.21          "CONSTRUCTION DEFECTS".................................................................................4
  1.22          "CONSUMABLE SUPPLIES"..................................................................................4
  1.23          "DECLARATION OF CONDOMINIUM"...........................................................................5
  1.24          "DESIGN FEE DEFICIENCY AMOUNT".........................................................................5
  1.25          "DEZER UNITS"..........................................................................................5
  1.26          "EARLY TERMINATION RIGHT"..............................................................................5
  1.27          "EFFECTIVE DATE".......................................................................................5
  1.28          "ENVIRONMENTAL LAW"....................................................................................5
  1.29          "EQUIPMENT LEASE"......................................................................................5
  1.30          "EXCESS FF&E"..........................................................................................5
  1.31          "EXCESS OWNER RETURN"..................................................................................5
  1.32          "EXPENSES".............................................................................................5
  1.33          "FF&E RESERVE ACCOUNT".................................................................................6
  1.34          "FISCAL MONTH".........................................................................................6
  1.35          "FISCAL YEAR"..........................................................................................6
  1.36          "FORCE MAJEURE"........................................................................................7
  1.37          "FRACTIONAL YEAR"......................................................................................7
  1.38          "FURNITURE, FIXTURES, AND EQUIPMENT"...................................................................7
  1.39          "FUTURE DEVELOPMENT SITE(s)"...........................................................................7
  1.40          GROSS REVENUES"........................................................................................7
  1.41          "GUARANTY COMMENCEMENT DATE"...........................................................................8
  1.42          "HAZARDOUS SUBSTANCES".................................................................................8
  1.43          "HOTEL"................................................................................................8
  1.44          "HOTEL LICENSE FEE"....................................................................................8
  1.45          "HOTEL LOT"............................................................................................8

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
  1.46          "HOTEL OPERATIONS".....................................................................................8
  1.47          "HOTEL PROJECT"........................................................................................8
  1.48          "INCENTIVE FEE"........................................................................................8
  1.49          "INDEPENDENT AUDITOR"..................................................................................8
  1.50          "INDEX"................................................................................................8
  1.51          "INITIAL FF&E".........................................................................................8
  1.52          "INITIAL FF&E BUDGET"..................................................................................8
  1.53          "LICENSES".............................................................................................9
  1.54          "MARKETING AND LICENSING FEE"..........................................................................9
  1.55          "MINIMUM OWNER RETURN".................................................................................9
  1.56          "NET OPERATING PROFIT".................................................................................9
  1.57          "NON-ROOMS REVENUE"....................................................................................9
  1.58          "OPERATING DEFICIENCIES"...............................................................................9
  1.59          "OPERATING EQUIPMENT"..................................................................................9
  1.60          "OPERATING STANDARD"...................................................................................9
  1.61          "OPERATOR'S GUARANTY"..................................................................................9
  1.62          "OPTION"...............................................................................................9
  1.63          "OWNER ENTITY".........................................................................................9
  1.64          "OWNER'S FF&E CAP".....................................................................................9
  1.65          "OWNER'S RFO NOTICE"...................................................................................9
  1.66          "OWNER RETURN".........................................................................................9
  1.67          "OWNER RETURN DEFICIENCY"..............................................................................9
  1.68          "PARKING AGREEMENT"....................................................................................9
  1.69          "PARKING EASEMENT".....................................................................................9
  1.70          "PARKING GARAGE".......................................................................................9
  1.71          "PARKING GARAGE LOT"...................................................................................9
  1.72          "POA ASSOCIATION"......................................................................................9
  1.73          "POA COVENANTS"........................................................................................9
  1.74          "POOL CABANAS"........................................................................................10
  1.75          "PRE-OPENING BUDGET"..................................................................................10
  1.76          "PRE-OPENING EXPENSES"................................................................................10
  1.77          "PROPERTY"............................................................................................10
  1.78          "QUARTERLY ACCOUNTING PERIOD".........................................................................10
  1.79          "RECONCILIATION"......................................................................................10
  1.80          "RENEWAL DEADLINE"....................................................................................10
  1.81          "RENTAL PROGRAM"......................................................................................10
  1.82          "RIGHT OF FIRST OFFER"................................................................................10
  1.83          "SALES OFFICE"........................................................................................10
  1.84          "SONESTA GROUP".......................................................................................10
  1.85          "SONESTA MARKS".......................................................................................10
  1.86          "TAXES"...............................................................................................10
  1.87          "TERM"................................................................................................10
  1.88          "TERMINATION DATE"....................................................................................11
  1.89          "TRUMP AGREEMENT".....................................................................................11
  1.90          "UNIFORM SYSTEM OF ACCOUNTS"..........................................................................11
  1.91          "UNIT"................................................................................................11

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
  1.92          "UNIT OWNER(S)".......................................................................................11
  1.93          "UNREIMBURSED DEFICIENCIES"...........................................................................11
  1.94          "UNREIMBURSED DESIGN DEFICIENCY AMOUNT"...............................................................11
  1.95          "UNREIMBURSED OPERATOR OPERATING DEFICIENCY AMOUNT"...................................................11
  1.96          "UNREIMBURSED OWNER OPERATING DEFICIENCY AMOUNT"......................................................11
  1.97          "UNREIMBURSED OR DEFICIENCY AMOUNT"...................................................................11
  1.98          "UNREIMBURSED PRE-OPENING EXPENSE AMOUNT".............................................................11
ARTICLE II          APPOINTMENT OF MANAGER............................................................................11
  2.1           APPOINTMENT OF OPERATOR...............................................................................11
  2.2           TERM..................................................................................................12
  2.3           OPERATOR'S DUTIES.....................................................................................13
  2.4           HANDLING OF FUNDS.....................................................................................15
  2.5           OPERATING DEFICIENCIES................................................................................16
ARTICLE III         OPERATING STANDARD; MAINTENANCE...................................................................17
  3.1           OPERATING STANDARD....................................................................................17
  3.2           MAINTENANCE...........................................................................................17
                (a)   BY OWNER........................................................................................17
                (b)   BY OPERATOR.....................................................................................18
                (c)   STRUCTURAL DEFECTS..............................................................................18
                (d)   LIENS...........................................................................................19
                (e)   SURRENDER.......................................................................................19
                (f)   INSPECTION BY OWNER AND TRUMP...................................................................19
                (g)   COLLECTION OF ASSESSMENTS DUE UNDER POA COVENANTS...............................................19
  3.3           LICENSES AND PERMITS..................................................................................20
  3.4           COMPLIANCE WITH LAW...................................................................................20
  3.5           FF&E RESERVE ACCOUNT..................................................................................20
  3.6           BOOKS AND RECORDS.....................................................................................21
  3.7           FINANCIAL REPORTING...................................................................................22
                (a)   QUARTERLY REPORTS...............................................................................22
                (b)   ANNUAL PROFIT AND LOSS STATEMENT................................................................22
                (c)   ANNUAL PLANS....................................................................................23
  3.8           CONFIDENTIAL INFORMATION..............................................................................24
  3.9           COMPLIANCE WITH TRUMP AGREEMENT.......................................................................24
ARTICLE IV          RENTAL PROGRAM....................................................................................25
  4.1           TERMS OF RENTAL PROGRAM...............................................................................25
  4.2           OTHER RENTAL PROGRAMS.................................................................................26
  4.3           SALE OF UNITS AND CABANAS; SECURITIES MATTERS.........................................................26
  4.4           SALES SCRIPTS.........................................................................................26
  4.5           APPROVAL OF REFERENCES TO RENTAL PROGRAM..............................................................26
  4.6           RESPONSE TO INQUIRIES.................................................................................27
  4.7           COMPLIANCE WITH SECURITIES AND OTHER LAWS.............................................................27
  4.8           INDEMNITY.............................................................................................28
ARTICLE V           TERMINATION; OPTION TO PURCHASE...................................................................28
  5.1           TERMINATION BY OPERATOR...............................................................................28
  5.2           TERMINATION BY OWNER..................................................................................29
  5.3           OPERATOR'S EARLY TERMINATION RIGHT....................................................................30

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
  5.4           EFFECT OF TERMINATION.................................................................................31
  5.5           OPERATOR'S OPTION TO PURCHASE AND RIGHT OF FIRST OFFER................................................33
                (a)   OPTION TO PURCHASE..............................................................................34
                (b)   RIGHT OF FIRST OFFER............................................................................35
                (c)   POST CLOSING AGREEMENT..........................................................................35
                (d)   DEVELOPER'S RIGHTS..............................................................................35
ARTICLE VI         COMPENSATION.......................................................................................36
  6.1           FEES..................................................................................................36
                (a)   BASE MANAGEMENT FEE.............................................................................36
                (b)   MARKETING AND LICENSING FEE.....................................................................36
                (c)   INCENTIVE FEE...................................................................................36
  6.2           OPERATOR'S GUARANTY...................................................................................36
  6.3           OWNER RETURN DEFICIENCIES.............................................................................37
  6.4           ANNUAL RECONCILIATION.................................................................................37
  6.5           REAL ESTATE TAXES.....................................................................................37
ARTICLE VII         DAMAGE AND DESTRUCTION............................................................................38
  7.1           RESTORATION...........................................................................................38
  7.2           TERMINATION...........................................................................................39
ARTICLE VIII        CONDEMNATION......................................................................................39
  8.1           TERMINATION...........................................................................................39
  8.2           RESTORATION...........................................................................................39
  8.3           COMPENSATION..........................................................................................40
ARTICLE IX          INSURANCE.........................................................................................40
  9.1           INSURANCE REQUIREMENTS................................................................................40
  9.2           WORKER'S COMPENSATION INSURANCE.......................................................................42
  9.3           WAIVER OF SUBROGATION.................................................................................42
ARTICLE X           INDEMNIFICATION...................................................................................42
  10.1          INDEMNIFICATION.......................................................................................42
                (a)   INDEMNIFICATION OF OWNER........................................................................42
                (b)   INDEMNIFICATION OF OPERATOR.....................................................................44
                (c)   LEGAL FEES, ETC., PROCEDURES....................................................................45
                (d)   INDEMNIFIED PARTIES.............................................................................46
                (e)   SURVIVAL........................................................................................46
ARTICLE XI          OWNER'S AND OPERATOR'S COVENANTS..................................................................46
  11.1          INITIAL CONSTRUCTION..................................................................................46
                (a)   TIMING AND CONSTRUCTION STANDARDS...............................................................46
                (b)   CONSTRUCTION OVERSIGHT AND PUNCH LIST...........................................................47
                (c)   DEFECTS.........................................................................................47
                (d)   OWNER'S WARRANTIES..............................................................................48
                (e)   OWNER'S INDEMNITY...............................................................................48
                (f)   SURVIVAL........................................................................................49
  11.2          INITIAL FF&E..........................................................................................49
  11.3          AMENDMENTS TO DECLARATION OF CONDOMINIUM OR POA DOCUMENTS.............................................52
  11.4          PARKING FACILITIES....................................................................................53
  11.5          FUTURE DEVELOPMENT SITE...............................................................................54
  11.6          TITLE COVENANTS.......................................................................................55

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
  11.7          PRE-OPENING SERVICES..................................................................................56
  11.8          DEZER UNITS...........................................................................................57
  11.9          SALES OFFICE..........................................................................................58
  11.10         PROMOTIONAL MATERIALS.................................................................................58
  11.11         INTENTIONALLY OMITTED.................................................................................59
  11.12         EXCLUSIVITY...........................................................................................59
  11.13         CABANAS...............................................................................................59
  11.14         INTENTIONALLY OMITTED.................................................................................60
  11.15         PURCHASING............................................................................................60
  11.16         MEMBERSHIP CLUB.......................................................................................61
ARTICLE XII         AMERICANS WITH DISABILITIES ACT...................................................................61
ARTICLE XIII        HAZARDOUS MATERIALS...............................................................................62
ARTICLE XIV         SONESTA MARKS.....................................................................................64
  14.1          OPERATOR'S USE OF SONESTA MARKS.......................................................................64
  14.2          OWNER'S USE OF OPERATOR'S NAME AND SONESTA MARKS......................................................66
  14.3          USE OF SONESTA MARKS FOR FUTURE DEVELOPMENT PROPERTY..................................................66
ARTICLE XV          ARBITRATION.......................................................................................67
ARTICLE XVI         GENERAL PROVISIONS................................................................................68
  16.1          SUBORDINATION TO FINANCING............................................................................68
  16.2          NATURE OF RELATIONSHIP................................................................................69
  16.3          NOTICE................................................................................................69
  16.4          AMENDMENTS............................................................................................70
  16.5          SEVERABILITY..........................................................................................70
  16.6          GOVERNING LAW.........................................................................................71
  16.7          JURISDICTION AND VENUE................................................................................71
  16.8          FURTHER ASSURANCES....................................................................................71
  16.9          HEADINGS..............................................................................................71
  16.10         BINDING EFFECT........................................................................................71
  16.11         NO PERSONAL LIABILITY.................................................................................71
  16.12         ASSIGNMENT............................................................................................72
  16.13         ENFORCEMENT COSTS.....................................................................................73
  16.14         REMEDIES CUMULATIVE...................................................................................73
  16.15         OFFSET................................................................................................73
  16.16         FORCE MAJEURE.........................................................................................74
  16.17         CONSENTS OR APPROVALS.................................................................................74
  16.18         RECORDING OF MEMORANDUM OF AGREEMENT..................................................................74
  16.19         PLANS.................................................................................................74
  16.20         OWNER'S REPRESENTATIONS...............................................................................74
  16.21         PROVIDING INFORMATION.................................................................................75
  16.22         TIME OF THE ESSENCE...................................................................................75
  16.23         COUNTERPARTS..........................................................................................75
  16.24         DAYS..................................................................................................75
  16.25         ENTIRE AGREEMENT......................................................................................75
  16.26         LEASE SUPERSEDED......................................................................................75
  16.27         JOINT AND SEVERAL LIABILITY...........................................................................75

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                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of June 21, 2000, by and between SUNNY ISLES LUXURY VENTURES, L.C., a Florida limited liability company, as trustee for SUNNY ISLES LUXURY VENTURES, INC., a Florida corporation ("OWNER"), and SONESTA HOTELS OF FLORIDA, INC., a Florida corporation ("OPERATOR").
                                R E C I T A L S:

     WHEREAS, Sunny Isles Luxury Ventures, L.C. holds fee simple title to that certain real property located in Sunny Isles, Florida, which real property is legally described in EXHIBIT "A" attached hereto (the "LAND") as trustee for Sunny Isles Luxury Ventures, Inc.; and
     WHEREAS, Owner intends to construct a condominium hotel upon the Land, which shall include residential units and a commercial unit that will be subjected to a condominium regime created in accordance with Florida law (each residential unit shall be called a "UNIT", the commercial unit shall be called the "Commercial Unit" and collectively, the Units and Commercial Unit and Common Elements appurtenant thereto are called the "CONDOMINIUM LOT"); and
     WHEREAS, the condominium hotel shall include other improvements that will not be subjected to a condominium regime, but which will be divided into legally separate non-condominium lots; and
     WHEREAS, the multi-level parking garage that will service the condominium hotel will constitute one such legally separate, non-condominium lot, which non-condominium lot (the "PARKING GARAGE LOT") will also include some built-in Cabanas that open towards the ocean and some cabanas located on the pool deck of the Hotel Lot; and
     WHEREAS, the Land and all of the improvements to be located upon the Land, excluding the Condominium Lot and the Parking Garage Lot, will constitute another such separate, non-condominium lot, which non-condominium lot is defined as the "NON-CONDOMINIUM LOT" in the POA Covenants attached hereto as EXHIBIT "C" (but shall be referred to herein as the "HOTEL LOT"); and
     WHEREAS, the Hotel Lot shall include the structural components of the multi-story condominium hotel building, cabanas located on or about the pool deck, all hallways, pedestrian access ways, shared areas, service areas, hotel-related areas, spa, restaurant and restaurant-related areas, utility conduits, wires and components serving more than one Unit, and all other portions

                                                                              30
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of such building not included in the Condominium Lot or Parking Garage Lot, and shall also include the Land and all amenities located on the Land such as the pool, pool deck, beachfront, tennis courts, roadways, pedestrian walkways and all other outside areas and facilities not included in the Condominium Lot or the Parking Garage Lot; and
     WHEREAS, Owner and Operator desire for Operator to operate a Hotel upon the Hotel Lot and in the Commercial Unit and to operate a voluntary rental program for the Unit Owners pursuant to which Operator shall rent to Hotel guests those residential condominium units placed in the rental program by the Unit Owners; and
     WHEREAS, the hotel condominium may be part of a unified development including the hotel condominium and 2 proposed residential condominium projects, which unified development may be called Trump Grande Ocean Resort and Residences, or such other name as Owner desires (subject to the approval of Operator, which approval will not be unreasonably withheld or delayed).
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner and Operator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates:
     1.1 "ACCOUNTING STANDARDS" shall mean generally accepted accounting principles, consistently applied, in accordance with the Internal Revenue Code of 1986.
     1.2       "ADA" shall have the meaning set forth in SECTION 12.1.
     1.3 "AFFILIATE" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or entity. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity interest of such other person.

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     1.4       "ANNUAL PLAN" shall mean the forecast of Hotel Operations on a
Fiscal Year basis, which shall include the information referenced in SCHEDULE 3.7(c)

     1.5       "BASE MANAGEMENT FEE" shall have the meaning set forth in
SECTION 6.1(a).
     1.6       "BEACH CABANAS" shall have the meaning set forth in
SECTION 11.13.
     1.7       "BUDGET GUARANTY" shall have the meaning set forth in
SECTION 3.10.
     1.8 "CABANA" or "CABANAS" shall refer to the cabanas that will be constructed on the Land, some of which will be built into and constitute part of the Parking Garage Lot (the Beach Cabanas) and others of which shall be free standing on or about the pool area (the Pool Cabanas), and all of which shall constitute part of the Parking Garage Lot. Cabana Owners may elect to place the Cabanas into the Rental Program as set forth in ARTICLE IV, in which event Operator shall manage them as part of the Hotel Operations.
     1.9 "CABANA OWNER" shall mean the owner, long-term lessee or long-term licensee of a Cabana, excluding any Hotel guest or patron using the Cabana on a transient basis.
     1.10      "CABANA LEASE AGREEMENT" shall have the meaning set forth in
ARTICLE IV.
     1.11 "CAPITAL BUDGET" shall mean an estimate of the Capital Expenditures to be made for replacement of and additions to Furniture, Fixtures and Equipment and for improvements and renovations to the Hotel Lot and Commercial Unit on a Fiscal Year basis.
     1.12 "CAPITAL EXPENDITURES" shall mean any expenditures that would be capitalized or amortized in accordance with the Accounting Standards.
     1.13      "CLAIMANT" shall have the meaning set forth in SECTION 4.8.
     1.14      "CLAIMS" shall have the meaning set forth in SECTION 10.1.
     1.15 "COMMENCEMENT DATE" shall mean the date upon which Operator commences full business operation of the Hotel under this Agreement, which shall be after each of the following has occurred:
               (a) Operator has received a Certificate of Substantial Completion (AIA Document G704) signed by Owner's architect, certifying that the Hotel Lot and Commercial Unit have been constructed and completed in substantial compliance with the Plans and Specifications approved by Operator, and in accordance with all applicable laws, ordinances, rules and regulations; and
               (b) A temporary or final certificate of occupancy has been issued for the Hotel Lot, Parking Garage Lot and Commercial Unit and Operator has obtained an occupational

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license and all other permits or authorizations required for the Hotel
Operations (Operator shall use diligent efforts to obtain all such permits and authorizations in a timely manner); and
               (c) The initial Furniture, Fixtures and Equipment have been provided and installed in the Hotel (including the Units) and Commercial Unit; and
               (d) There are at least one hundred eighty five (185) Units in the Rental Program; and
               (e) The Hotel is in all respects ready for occupancy and full business operation by Operator, except for minor details (i.e. "punch list" items) which, in Operator's reasonable judgment, do not materially interfere with the full normal operations of the Hotel.
     The parties shall confirm the Commencement Date in writing promptly after it has occurred. Either party may send a letter to the other setting forth the Commencement Date and requesting that the other confirm its agreement with the stated date by countersigning the letter within 7 days (or, if applicable, objecting to the date within said 7-day period), failing which the date set forth in the letter shall automatically be deemed the Commencement Date for all purposes of this Agreement.
     1.16 "COMMERCIAL UNIT" shall mean the commercial unit in Ocean Grande Condominium Hotel (which name is being changed to "Trump International Sonesta Beach Resort"), which Commercial Unit comprises the entire fifth floor of the Hotel, other than the areas that are Shared Essential Components or Shared Facilities under the POA Covenants.
     1.17 "CONDOMINIUM ASSOCIATION" shall mean Ocean Grande Condominium Hotel Association, Inc., a Florida not-for-profit corporation which name shall be changed to 18001 Collins Avenue Condominium Association, Inc., as such name may be changed.
     1.18 "CONDOMINIUM LOT" shall have the meaning set forth in the Recitals of this Agreement.
     1.19 "CONDOMINIUM UNIT LEASE AGREEMENT" shall mean an agreement entered into between Operator and a Unit Owner for the commercial rental (for a daily or extended period of time) of the Unit Owner's Unit. The initial forms of Condominium Unit Lease Agreement are attached hereto as composite EXHIBIT "B".
     1.20      "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
SECTION 3.8.
     1.21      "CONSTRUCTION DEFECTS" shall have the meaning set forth in
SECTION 10.1.

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

     1.22 "CONSUMABLE SUPPLIES" shall mean office supplies, cleaning supplies, uniforms, laundry and valet supplies, engineering supplies, fuel, stationery, soap, matches, toilet and facial tissues, and such other supplies as are consumed customarily on a daily basis with respect to the Hotel Operations, together with food and beverages that are to be offered for sale to guests and to the public.
     1.23 "DECLARATION OF CONDOMINIUM" shall mean the Declaration of Ocean Grande Condominium Hotel (which name shall be changed to Trump International Sonesta Beach Resort), which imposes a condominium regime upon the Condominium Lot and creates the condominium entitled Ocean Grande Condominium Hotel (which name shall be changed to Trump International Sonesta Beach Resort).
     1.24 "DESIGN FEE DEFICIENCY AMOUNT" shall have the meaning set forth in SECTION 11.2.
     1.25      "DEZER UNITS" shall have the meaning set forth in SECTION 11.8
     1.26      "EARLY TERMINATION RIGHT" shall have the meaning set forth in
SECTION 5.3.
     1.27      "EFFECTIVE DATE" shall mean June 21, 2000.
     1.28      "ENVIRONMENTAL LAW" shall have the meaning set forth in SECTION
13.1.
     1.29 "EQUIPMENT LEASE" shall mean any lease or rental agreement for Operating Equipment or Furniture, Fixtures and Equipment used in the Hotel Lot and/or in connection with the Hotel Operations hereunder, or any modifications or renewals thereof, presently existing or made subsequent to the Effective Date of this Agreement.
     1.30      "EXCESS FF&E" shall have the meaning set forth in SECTION 11.2.
     1.31      "EXCESS OWNER RETURN" shall have the meaning set forth in
SECTION 6.1.
     1.32 "EXPENSES" shall mean any and all expenses paid or incurred by Operator in connection with the operation of the Hotel which may be included in determining Net Income, as determined in accordance with the Uniform System of Accounts on the accrual basis in accordance with generally accepted accounting principles consistently applied, except that Expenses shall not include: income taxes, depreciation and amortization, or interest expenses. Without limiting the generality of the foregoing, Expenses shall include the following: (a) the Base Management Fee, (b) the Marketing and Licensing Fee, (c) out-of-pocket expenses incurred specifically for, on account of or in connection with the operation of the Hotel, including reasonable travel expenses of employees and executives of any of the Sonesta Group, consistent

                                                                              34
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with the Annual Plan, (d) commission payments made to personnel of the Sonesta
Group's regional sales offices for reservations made for the Hotel, (e) a five percent (5%) booking fee to the Sonesta Group for every guestroom booking, whether or not the booking is made through the Sonesta Group's reservations system, (f) Taxes (as defined in SECTION 6.5), (g) property and liability insurance premiums with respect to the Hotel Lot and Hotel Operations, (h) payments to a "shopping" service as part of a program of quality assurance, (i) amounts contributed and/or credited to the FF&E Reserve Account with respect to the Hotel Lot, (j) payments to Operator for services provided to the Hotel by the Sonesta Group's in-house executives and/or staff, as permitted herein, (k) amounts paid to Unit Owners in the Rental Program pursuant to their Condominium Unit Lease Agreements or to Cabana Owners in the Rental Program pursuant to their Cabana Lease Agreements, (l) lease or loan charges for equipment that is customarily leased in connection with the operation of hotels and lease charges for the rental of Furniture, Fixtures and Equipment having a value of up to one million dollars ($1,000,000.00), but only if the cost of purchase of the initial Furniture, Fixtures and Equipment for the Hotel Lot is over three million dollars ($3,000,000.00) as provided in SECTION 11.2 hereof, (m) Pre-Opening Expenses, subject to the terms and conditions set forth in SECTION 11.7, (n) Owner share of the assessments levied by the Condominium Association pursuant to the Declaration and by Owner pursuant to the POA Covenants, (o) the "Hotel License Fee" (as such term is defined in the Trump Agreement) payable to Donald
J. Trump, which fee shall be equal to $2.25 per occupied guest room per night and (p) assessments levied against the Commercial Unit by the Condominium Association. The following shall not be treated as Expenses, but shall be paid out of the FF&E Reserve Account: (1) payment for the services of employees of the Sonesta Group's Design Division(s), if and when rendered specifically to the Hotel and pre-approved by Owner, and (2) a mark-up on sales to the Hotel by Operator or its purchasing subsidiary or affiliate, presently seven percent (7%), on such capital items as are normally purchased by Operator or such purchasing subsidiary or affiliate for use by hotels or resorts in the Sonesta Group.
     1.33 "FF&E RESERVE ACCOUNT" shall mean a special account or book account established by Operator to fund expenditures for the replacement of Furniture, Fixtures and Equipment and other Capital Expenditures for the Hotel, excluding the Units and Cabanas, and further described in SECTION 3.7.

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     1.34      "FISCAL MONTH" shall mean a calendar month.
     1.35      "FISCAL YEAR" shall mean a calendar year.
     1.36 "FORCE MAJEURE" shall mean acts of God, war, insurrection, civil commotion, riots, strikes, lockouts, embargoes, shortages of labor or materials specified or reasonably necessary in connection with the refurbishment, equipping, ownership or management of the Hotel or Hotel Lot, fire, unavoidable casualties, failure of any applicable governmental authority to issue required governmental permits (other than due to the fault of the party requesting such governmental permit to qualify therefor or timely file) and other occurrence, event or condition beyond the reasonable control of Owner or Operator, whichever shall be applicable, other than matters caused by economic conditions.
     1.37 "FRACTIONAL YEAR" shall mean and refer to the period from the Commencement Date to and including the last day of the Fiscal Year within which such Commencement Date shall occur and, if this Agreement shall terminate upon any date other than the last day of the Fiscal Year, the period from the first day of the Fiscal Year during which the Term terminates to and including the date of such termination.
     1.38 "FURNITURE, FIXTURES, AND EQUIPMENT" shall mean all furniture, fixtures, furnishings and specialized equipment and systems, including Operating Equipment, necessary or customary (now or in the future) with respect to the Hotel Operations in accordance with the terms of this Agreement, including, but not limited to, all equipment required for the operation of housekeeping, kitchens, laundries, dry cleaning facilities and bars, special lighting and other equipment, signs, carpets, drapes, shades, tapestries, pictures, art work, chairs, desks, tables, sofas, wall coverings, televisions, radios, intercoms, telephone systems, on-site computer property management systems, office equipment and machinery and designer fees incurred with Operator's approval after the Effective Date of this Agreement.
     1.39      "FUTURE DEVELOPMENT SITE(s)" shall have the meaning set forth in
SECTION 11.5.
     1.40 GROSS REVENUES" shall mean, any and all revenues or fees derived directly or indirectly from the operation of the Hotel EXCLUDING, without limitation, (a) revenues of any commercial tenant or concessionaire, (b) sales or excise taxes on sales of rooms, meals or services and any other taxes collected from guests, and (c) sales of Units and/or Cabanas, and INCLUDING, without limitation, (i) rental or other payments received from any commercial tenants or concessionaires, (ii) revenues from the Rental Program before deducting payments to the Unit

Owners and Cabana Owners, (iii) revenues from the ballroom, spa, tennis courts and other Hotel facilities, including without limitation the Commercial Unit, and (iv) assessments.
     1.41      "GUARANTY COMMENCEMENT DATE" shall have the meaning set forth in
SECTION 6.2.
     1.42      "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
SECTION 13.1.
     1.43 "HOTEL" shall mean the hotel to be constructed and operated upon the Land, initially to be NAMED Trump International Sonesta Beach Resort or such other name as chosen by Owner and approved by Operator (which approval shall not be unreasonably withheld or delayed but which approval may be refused if the name chosen by Owner does not include the word "Sonesta"), which shall include the Hotel Lot (including all improvements now or hereafter constructed on the Hotel Lot and all Furniture, Fixtures, and Equipment and other property located within the Hotel Lot), the Commercial Unit (including all Furniture, Fixtures and Equipment and other property located within the Commercial Unit) and all of the Units and Cabanas within the Rental Program (at any time and from time to time).
     1.44 "HOTEL LICENSE FEE" shall mean the sum of $2.25 per night for each Unit (excluding the Dezer Units) occupied by a paying Hotel guest.
     1.45 "HOTEL LOT" shall have the meaning set forth in the Recitals of this Agreement.
     1.46 "HOTEL OPERATIONS" shall mean Operator's operation and management of the Hotel, including, without limitation, Operator's operation and management of the Rental Program.
     1.47 "HOTEL PROJECT" shall mean the hotel condominium and related improvements to be constructed upon the Land, including, without limitation, the multi-story hotel/condominium building, multi-level parking garage, pools, pool deck, Cabanas, spa, poolside bar, tennis courts, planters, roadways, entrance, and all other facilities and improvements to be constructed upon the Land.
     1.48      "INCENTIVE FEE" shall have the meaning set forth in SECTION
6.1(c).
     1.49 "INDEPENDENT AUDITOR" shall mean independent certified public accountants selected by Operator from time to time and approved by Owner, such approval not to be unreasonably withheld or delayed. Initially, the Independent Auditor shall be Ernst & Young.
     1.50 "INDEX" shall mean the Consumer Price Index for all Urban Consumers (CPI-U) for the U.S. City Average for all Items 1982-84 = 100, as promulgated by the U.S. Bureau of Labor Statistics of the United States Department of Labor.

     1.51      "INITIAL FF&E" shall have the meaning set forth in SECTION 11.2.
     1.52      "INITIAL FF&E BUDGET" shall have the meaning set forth in
SECTION 11.2.
     1.53      "LICENSES" shall have the meaning set forth in SECTION 5.5(a).
     1.54 "MARKETING AND LICENSING FEE" shall have the meaning set forth in SECTION 6.1(b).
     1.55      "MINIMUM OWNER RETURN" shall have the meaning set forth in
SECTION 6.2.
     1.56 "NET OPERATING PROFIT" shall mean for any Fiscal Year or Fractional Year, the amount by which Gross Revenue during any such period exceeds Expenses for such period.
     1.57 "NON-ROOMS REVENUE" shall mean Gross Revenues minus all revenues from the Rental Program.
     1.58      "OPERATING DEFICIENCIES" shall have the meaning set forth in
SECTION 2.5.
     1.59 "OPERATING EQUIPMENT" shall mean chinaware, glassware, linens, silverware, utensils and other items of a like or similar nature used in the Hotel Operations, which shall be selected by Operator and subject to the approval of Owner, and which shall be comparable in quality to the operating equipment at the Sonesta Beach Resort Key Biscayne.
     1.60      "OPERATING STANDARD" shall have the meaning set forth in
SECTION 3.1.
     1.61      "OPERATOR'S GUARANTY" shall have the meaning set forth in
SECTION 6.2.
     1.62      "OPTION" shall have the meaning set forth in SECTION 5.5(a).
     1.63      "OWNER ENTITY" shall have the meaning set forth in SECTION 16.26.
     1.64      "OWNER'S FF&E CAP" shall have the meaning set forth in SECTION
11.2.
     1.65      "OWNER'S RFO NOTICE" shall have the meaning set forth in
SECTION 5.5(b).
     1.66      "OWNER RETURN" shall have the meaning set forth in SECTION 6.2.
     1.67      "OWNER RETURN DEFICIENCY" shall have the meaning set forth in
SECTION 6.2.
     1.68      "PARKING AGREEMENT" shall have the meaning set forth in
SECTION 11.4.
     1.69      "PARKING EASEMENT" shall have the meaning set forth in
SECTION 11.4.
     1.70      "PARKING GARAGE" shall have the meaning set forth in
SECTION 11.4.
     1.71 "PARKING GARAGE LOT" shall have the meaning set forth in the Recitals of this Agreement.
     1.72 "POA ASSOCIATION" shall mean Ocean Grande Property Owners Association, Inc., a Florida not-for-profit corporation.
     1.73 "POA COVENANTS" shall mean the Declaration of Covenants, Restrictions and Easements for Ocean Grande Resort (which name may change to Declaration of Covenants,

Restrictions and Easements for Trump Grande Ocean Resort and Residences, or such other name selected by Owner and approved by Operator, which approval shall not be unreasonably withheld or delayed), which covenants are binding upon the owners of the Condominium Lot and all of the non-condominium lots subjected thereto, including the Hotel Lot and the Parking Garage Lot.
     1.74      "POOL CABANAS" shall have the meaning set forth in SECTION 11.13.
     1.75 "PRE-OPENING BUDGET" shall mean the budget to be prepared by the Sonesta Group and submitted to and approved by Owner no later than six (6) months prior to the anticipated Commencement Date, which sets forth the estimated costs and expenses to be incurred in opening the Hotel, as set forth in SECTION 11.7.
     1.76 "PRE-OPENING EXPENSES" shall mean all costs and expenses incurred by Operator in connection with preparing the Hotel for business operation (including without limitation those for staffing the Hotel, advertising, promotion, literature, opening ceremonies, and travel and business entertainment), whether incurred prior to or concurrently with the beginning of business operation of the Hotel. Pre-Opening Expenses shall also include payments to be made to Operator for the services of its employees, if and when rendered with the prior approval of Owner in connection with the opening of the Hotel. All Pre-Opening Expenses shall be in accordance with the Pre-Opening Budget.
     1.77      "PROPERTY" shall have the meaning set forth in SECTION 5.5.
     1.78 "QUARTERLY ACCOUNTING PERIOD" shall mean each calendar quarter or any portion thereof, if applicable, during the Term of this Agreement.
     1.79      "RECONCILIATION" shall have the meaning set forth in SECTION 5.3.
     1.80      "RENEWAL DEADLINE" shall have the meaning set forth in SECTION
2.2.
     1.81 "RENTAL PROGRAM" shall mean operation and management of those Units and Cabanas that are used by Operator for Hotel purposes from time to time pursuant to Condominium Unit Lease Agreements and Cabana Lease Agreements between Operator and the Unit Owners / Cabana Owners for the daily and extended rental of such Units and Cabanas.
     1.82      "RIGHT OF FIRST OFFER" shall have the meaning set forth in
SECTION 5.5(b).
     1.83      "SALES OFFICE" shall have the meaning set forth in SECTION 11.9.
     1.84      "SONESTA GROUP" shall mean Operator and its Affiliates.
     1.85      "SONESTA MARKS" shall have the meaning set forth in SECTION 14.1.

     1.86      "TAXES" shall have the meaning set forth in SECTION 6.4.
     1.87      "TERM" shall have the meaning set forth in SECTION 2.2.
     1.88 "TERMINATION DATE" shall mean the date on which the Term is terminated.
     1.89      "TRUMP AGREEMENT" shall mean the License Agreement between
Donald J. Trump, as Licensor, and Michael Dezer and Neomi Dezertzov, as Licensee, dated December 2, 2001, as such agreement may be amended from time to time.
     1.90 "UNIFORM SYSTEM OF ACCOUNTS" shall mean the Uniform System of Accounts for Hotels, Ninth Revised Edition, 1996, as adopted by the American Hotel and Motel Association and all future amendments and supplements thereto approved by Operator.
     1.91 "UNIT" shall mean a residential unit as defined in the Declaration of Condominium for Ocean Grande Condominium Hotel, which name for the Condominium is being changed to "Trump International Sonesta Beach Resort".
     1.92 "UNIT OWNER(s)" shall mean the record owner(s) of legal title to a Unit.
     1.93 "UNREIMBURSED DEFICIENCIES" shall mean the combined total amount, at any given time, of the Unreimbursed Design Deficiency Amount, Unreimbursed Operator Operating Deficiency Amount, Unreimbursed OR Deficiency Amount and Unreimbursed Pre-Opening Expense Amount.
     1.94 "UNREIMBURSED DESIGN DEFICIENCY AMOUNT" shall have the meaning set forth in SECTION 11.2.
     1.95 "UNREIMBURSED OPERATOR OPERATING DEFICIENCY AMOUNT" shall have the meaning set forth in SECTION 2.5.
     1.96 "UNREIMBURSED OWNER OPERATING DEFICIENCY AMOUNT" shall have the meaning set forth in SECTION 2.5
     1.97 "UNREIMBURSED OR DEFICIENCY AMOUNT" shall have the meaning set forth in SECTION 6.3.
     1.98 "UNREIMBURSED PRE-OPENING EXPENSE AMOUNT" shall have the meaning set forth in SECTION 11.7.

                                   ARTICLE II

                             APPOINTMENT OF MANAGER

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

     2.1 APPOINTMENT OF OPERATOR. Owner hereby appoints Operator as its sole and exclusive agent to manage and operate the Hotel during the Term in accordance with the Operating Standard and the terms and conditions set forth in this Agreement. Operator agrees to manage the Hotel during the Term as the agent of Owner in accordance with the Operating Standard and the terms and conditions of this Agreement. Owner covenants and agrees that Operator shall and may peaceably manage and operate the Hotel throughout the Term, free from molestation, eviction or disturbance by Owner or any person or entity claiming by, through or under Owner, subject to the terms and provisions of this Agreement. Owner further covenants to pay and discharge, forthwith when due, any charges or other sums payable by Owner in respect of the Hotel, and to undertake and prosecute at its own expense all judicial or other actions required to assure quiet and peaceable management and operation to Operator so that Operator's operation of the Hotel pursuant to this Agreement will not be adversely affected or impaired, or to permit Operator to do the same and charge all costs thereof to Owner (such costs not to be treated as Expenses) if Owner fails to take such action required under this Agreement within fifteen (15) days after receipt from Operator of written notice of such failure.
     2.2 TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and expire at the end of the tenth full Fiscal Year after the Commencement Date, unless sooner terminated or extended as herein provided, in which case the word "Term" shall mean such lesser or extended period of time.
               (a) The Term may be extended for a period of five (5) Fiscal Years provided Owner and Operator mutually agree in writing, on or before the end of the eighth full Fiscal Year following the Commencement Date (the "RENEWAL DEADLINE"), to extend the Term for such five year period. If Owner and Operator have not mutually agreed in writing to such extension by the Renewal Deadline (irrespective of the reason why), then the exclusivity provisions set forth in
SECTION 11.12 shall automatically terminate and be of no further force and effect from and after the Renewal Deadline. In addition, if Operator wanted to extend the Term and requested Owner's consent and agreement to do so, but Owner failed to agree in writing to such renewal on or before the Renewal Deadline, then the Term shall not be extended and Owner shall be obligated to reimburse to Operator the Unreimbursed OR Deficiency Amount (as defined in SECTION 6.2), the Unreimbursed Pre-Opening Expense Amount (as defined in SECTION 11.7), the Unreimbursed Design Deficiency Amount (as defined in SECTION 11.2) and the Unreimbursed

Operator Operating Deficiency Amount (as defined in SECTION 2.5) on or before expiration of the Term. Operator shall have the right, during the entire tenth full Fiscal Year of the Term, to offset the Unreimbursed OR Deficiency Amount, the Unreimbursed Pre-Opening Expense Amount, the Unreimbursed Design Deficiency Amount and the Unreimbursed Operator Operating Deficiency Amount against all Owner Return sums that would otherwise be due to Owner during the tenth full Fiscal Year of the Term. If Operator has not recovered all such sums in full by the end of the tenth full Fiscal Year by offsetting against the Owner Return, then Owner shall pay the remainder to Operator within ten days after receipt of an invoice or other written demand for same, together with backup material showing the balance owing.
               (b) Operator may prematurely terminate this Agreement by exercise of its Early Termination Right set forth in SECTION 5.3 hereof.
               (c) This Agreement shall automatically terminate upon the closing of the purchase of the Hotel Lot pursuant to the exercise of the Option. In the event Operator exercises the Option to purchase the Hotel Lot but does not exercise the Option to purchase the Commercial Unit and does not close the purchase of the Commercial Unit contemporaneously with the purchase of the Hotel Lot, the Operator and Owner shall enter into a lease of the Commercial Unit at the closing of the Option to purchase the Hotel Lot (the "CU Lease"), which CU Lease shall contain all of the terms and conditions of this Agreement that pertain to the Commercial Unit including without limitation the Option and Right of First Offer modified as necessary to convert them to lease format but retaining the substance of the provisions, except for the following substantive changes:
                       (i) The base rent shall be $200,000 per year payable in equal monthly installments in advance each month;
                       (ii) The base rent shall increase each year by a percentage over the previous year's base rent equal to the increase in the Index from the previous year;
                       (iii) The initial term shall be for 10 years. The lessee shall have the option to extend the term for up to nine additional ten year terms, by giving the lessor written notice of lessee's desire to extend the term for an additional five years, no later than 6 months prior to the end of the then current term.

                       (iv) Lessee shall pay for real estate taxes, insurance, condominium maintenance assessments and routine repairs and maintenance costs in connection with the Commercial Unit.
     2.3 OPERATOR'S DUTIES. Subject to the provisions of this Agreement, including, without limitation, the provisions herein regarding the Annual Plan, Operator shall have absolute control and discretion in the management and operation of the Hotel and of all properties and funds relating thereto. Without limiting the generality of the foregoing, said control and discretion shall include the use of the Hotel for all customary purposes, and shall permit and obligate Operator to do the following in the name and for the account of Owner and to charge any cost thereof as an Expense:
               (a) Employ, pay, supervise and discharge all employees and personnel, including the General Manager of the Hotel, any or all of whom shall be employees of Owner or of Operator, as Operator shall determine; provided, however, that the employees of the Hotel shall not include any persons who are properly the personnel of the Sonesta Group's central office. Such authority or any part thereof may be delegated by Operator to one or more persons employed by Operator. Operator shall be entitled to charge reasonable amounts as Expenses for any services provided to the Hotel by the Sonesta Group's in-house executives and/or staff, which services would have been provided by third parties had such executives and/or staff not been available. Such services may include, without limitation, advertising, public relations, purchasing, design, specialized training, and computer programming and installation;
               (b) Supervise and maintain complete books and records including, without limitation, the books of account and accounting procedures of the Hotel;
               (c) Negotiate and enter into service contracts which Operator deems prudent in the ordinary course of business in operating the Hotel, including without limitation, contracts for gas, security, pest extermination, telephone and other services which Operator deems advisable;
               (d) Purchase Furniture, Fixtures and Equipment and Operating Equipment that are appropriate for the maintenance and operation of the Hotel in the normal course of business, and consume the same in the operation of the Hotel;

               (e) Determine the charges to be made for guest and function rooms, commercial space, privileges, the Commercial Unit facilities, entertainment, recreation facilities and food and beverages and all other services of the Hotel;
               (f) Determine and carry out the labor policies of the Hotel relating, among other things, to wage rates, hours and conditions of employment, hire and discharge of employees, and institution in the Hotel of such profit sharing or other retirement or employee benefit plans as Operator may in its discretion deem advisable. The institution of any employee pension plan at the Hotel shall be subject to Owner's prior approval if the pension plan which Operator intends to institute would (i) be instituted during the last three (3) years of the Term, and (ii) give credit for past service;
               (g) Determine and carry out all phases of promotion and publicity;
               (h) Negotiate and enter into leases, subleases, licenses and concession agreements for commercial space and services at the Hotel, including without limitation shops, stores and boutiques ("Concession Agreements"), subject to the following limitations: (a) all such Concession Agreements shall contain commercially reasonably terms and conditions, (b) no such Concession Agreement shall extend beyond the term of this Management Agreement unless it has been approved by Owner (such approval not to be unreasonably withheld, conditioned or delayed) or can, by its terms, be canceled by Owner upon termination of this Agreement, and (c) no such Concession Agreement shall violate Owner's exclusive right, for three years from the Commencement Date, to operate a real estate sales office within the Hotel Lot, as set forth in SECTION
11.9 hereof.
               (i) Develop and implement food and beverage concepts and entertainment policies along with related policies and procedures;
               (j) cause the Hotel to join such industry associations and organizations as Operator considers appropriate;
               (k) hire third party professionals or specialists to advise Owner and Operator with respect to the operation, maintenance and improvement of the Hotel (including, without limitation, the selection of attorneys for the handling of routine legal matters, such as tort litigation, instituted against Manager or Owner in connection with the operations of the Hotel); and

               (l) pay the "Hotel License Fee" to Owner (or at Owner's written request, directly to Donald J. Trump).
     2.4 HANDLING OF FUNDS. Subject to this Agreement, Operator shall have exclusive possession and control of all Gross Revenues and other moneys involved in the operation of the Hotel, all of which will be the property of Owner, and of any bank accounts in which any such moneys may be deposited. Operator will be responsible for disbursing such moneys on behalf of Owner directly to the obligees (but only in accordance with the terms of this Agreement). All funds used in the operation of the Hotel, and all receipts and disbursements thereof (except insofar as funds are maintained in the Hotel) shall be deposited in and withdrawn from one or more bank accounts from time to time established in the name of Operator at such bank or banks in Dade County, Florida and elsewhere as Operator may select. The only person or persons to withdraw funds from any such account(s) shall be individuals approved by Operator.
     2.5 OPERATING DEFICIENCIES. If, during the time between the Commencement Date and the Guaranty Commencement Date, Expenses exceed Gross Revenues, then such operating deficiencies ("OPERATING DEFICIENCIES") shall be covered by Operator deferring up to 50% of its Base Management Fee, and if that is not sufficient (i.e., Operating Deficiencies exceed 50% of Operator's Base Management Fee for the subject period), then Owner and Operator shall be responsible for the remaining Operating Deficiencies on a 50/50 basis and shall contribute, on a quarterly basis, their own funds for such purpose. The amount of Owner's and Operator's contributions to cover Operating Deficiencies incurred prior to the Guaranty Commencement Date (including Operator's contributions made by deferral of a portion of its Base Management Fee) shall be accumulated, and Owner and Operator shall be entitled to reimbursement of such sums, on a pari passu basis, from funds available after payment of the Minimum Owner Return in future years. The total amount of Operating Deficiencies not yet reimbursed to Owner at any point in time shall be referred to hereinafter as the "UNREIMBURSED OWNER OPERATING DEFICIENCY AMOUNT." The total amount of Operating Deficiencies not yet reimbursed to Operator at any point in time shall be referred to hereinafter as the "UNREIMBURSED OPERATOR OPERATING DEFICIENCY AMOUNT." Within sixty (60) days after the occurrence of the Guaranty Commencement Date, Operator shall deliver a reconciliation to Owner setting forth the total Unreimbursed Owner Operating Deficiency Amount and the total Unreimbursed Operator Operating Deficiency Amount incurred during the period from the Commencement Date through the Guaranty Commencement Date. If this Agreement is terminated prior to expiration of the Term due to Owner's default or wrongful termination or due to Operator's exercise of its Early Termination Right, in addition to any other sums that may be due to Operator, Owner shall be obligated to pay to Operator its share of the Unreimbursed Operator Operating Deficiency Amount as of the termination date, within ten (10) days after receipt of Operator's invoice or other written demand for such sum, together with documentation confirming the amount due. After the Guaranty Commencement Date, if Expenses plus Minimum Owner Return exceeds Gross Revenues, Operator shall be responsible for the resulting operating deficiencies.

                                   ARTICLE III

                         OPERATING STANDARD; MAINTENANCE

     3.1 OPERATING STANDARD. Operator shall operate, manage and maintain the Hotel in a prudent manner as a high quality hotel operating at a four-star standard and in accordance with the "Trump Standard" (as that term is defined in the Trump Agreement), and shall provide or cause to be provided all activities in connection therewith which are customary and usual to such an operation, to the extent consistent with the available facilities (the "OPERATING STANDARD"). Provided Operator complies with the Operating Standard and the provisions of this Agreement, subject to the limitations expressed in this Agreement, Operator shall have absolute control and discretion with respect to the Hotel Operations.
     3.2       MAINTENANCE.
               (a) BY OWNER. Owner, at Owner's expense, subject to whatever reimbursement Owner may be entitled to under the POA Covenants, shall be responsible for making all repairs to and replacements of (but not for the day-to-day maintenance of) all "Shared Essential Components", "Shared Facilities" (as those terms are defined in the POA Covenants) and Commercial Unit necessary or advisable in order to keep the Shared Essential Components, Shared Facilities and Commercial Unit in good operating order and condition and in compliance with the Operating Standard (subject to Operator's obligations set forth in SECTION 3.2(b), reasonable use and wear, and fire and casualty), including, without limitation, (i) all "STRUCTURAL COMPONENTS" of the Hotel Lot and Commercial Unit (for purposes hereof, "structural components" shall be deemed to be those which involve or affect any concrete or cement elements (functional or decorative) or any supporting steel or wooden elements of the Hotel Lot including, without limitation, all pilings, columns, beams, joists, slabs, weight bearing walls, roofs, decks, facades, balconies and planters), and (ii) all major mechanical systems serving the Hotel Lot and Commercial Unit including, without limitation, the heating, ventilation and air conditioning systems, and the plumbing, electrical and emergency generator systems. In the event Owner fails to make repairs or replacements that it is obligated to make hereunder and such failure shall continue for a period of forty five (45) days after written notice from Operator delivered to Owner, or in the event of an emergency, Operator shall have the right to perform such repairs or replacements at Owner's expense and offset against Owner Return all reasonable amounts expended performing such repairs or replacements.
               (b) BY OPERATOR. Operator shall perform the day-to-day maintenance and cleaning of the Shared Essential Components, the Shared Facilities and Commercial Unit, subject to whatever reimbursement Owner may be entitled to under the POA Covenants, as necessary or advisable in order to keep the Shared Essential Components, Shared Facilities and Commercial Unit in good operating order and condition in accordance with the Operating Standard, subject to Owner's obligations set forth in SECTION 3.2(a), reasonable use and wear, fire or casualty and, subject to the provisions of SECTION 3.5 pertaining to replacements, shall not commit waste upon the Hotel Lot and Commercial Unit. In addition, Operator shall be responsible for the day-to-day maintenance, repair and replacement of all other components of the Hotel Lot that are not either Shared Essential Components or Shared Facilities, subject to Owner's obligations pertaining to Construction Defects, and subject to reasonable wear and tear and fire or other casualty.
               (c) STRUCTURAL DEFECTS. If any structural repairs, alterations or changes in or to the Hotel Lot or Commercial Unit shall be required, whether by reason of ordinary use and wear, structural defects, any laws, ordinances, rules, regulations or orders of any governmental or municipal authority, or otherwise, such repairs, alterations or changes shall be the responsibility of Owner and shall promptly be cured by Owner at Owner's expense (or, at Owner's request, by Operator as Owner's agent and at Owner's expense). For purposes of this Agreement, "structural" repairs, alterations or defects shall be those which involve or affect the concrete and cement elements (functional and decorative), and any supporting steel or wooden elements of the Hotel Lot including, without limitation, pilings, columns, beams, joists, slabs, walls, roofs, decks, facades, balconies and planters. "Structural defects" shall include, without limitation,

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cracking (except for normal cracking that does not threaten the structural integrity of the improvement), heaving, buckling, abnormal movement and other signs of distress as well as inadequate anchorage, inability to withstand a computed load which the element was or should have been designed to withstand and, for the purposes, hereof, ineffective waterproofing in any area of the Hotel Lot or Commercial Unit. In the event Owner fails to make structural repairs or cure structural defects, and such failure shall continue for a period of forty five (45) days after written notice delivered to Owner, or in the event of an emergency, Operator shall have the right to perform such structural repairs or cure such structural defects and to offset against Owner Return all reasonable amounts expended performing such repairs or cure.
               (d) LIENS. Operator shall endeavor to prevent any liens from being filed against the Hotel Lot, Commercial Unit or Land which arise from any maintenance, repairs, alterations, improvements, renewals, or replacements in or to the Hotel Lot. Operator shall cooperate fully in obtaining the release of any such liens and shall bear the cost of obtaining the release of the lien. Operator shall have the right to contest by appropriate proceedings conducted diligently and in good faith the amount or validity of any lien arising from the maintenance, repairs, alterations, improvements, renewals, or replacements in and to the Hotel Lot or Commercial Unit.
               (e) SURRENDER. At the Termination Date, Operator shall yield up to Owner the Hotel Lot and Commercial Unit (including all Furniture, Fixtures and Equipment belonging to Owner and replacements and additions thereto made after the commencement of this Agreement) in the same condition in which it was received, or may be put in, excepting reasonable wear and tear and damage by fire or casualty, and otherwise in the condition required by this SECTION 3.2.
               (f) INSPECTION BY OWNER AND TRUMP. Owner and Owner's agents and Donald J. Trump and his agents shall have the right to enter upon any part of the Hotel Lot, at all reasonable times upon reasonable notice during the Term, for the purpose of examining or inspecting the same, preventing damage to the Hotel Lot, or showing the Hotel Lot to prospective purchasers, operators or mortgagees, provided same shall not unreasonably interfere with the Hotel Operations and provided further that the Hotel Lot may only be shown to prospective operators within one year prior to expiration of this Agreement.
               (g) COLLECTION OF ASSESSMENTS DUE UNDER POA COVENANTS. At Owner's request, Operator shall use reasonable commercial efforts to bill, assess and collect all

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

assessments from the members of the POA Association in accordance with the provisions of Article 14 of the POA Covenants, as if Operator were the "NCL Owner" under the POA Covenants. All amounts collected by Operator pursuant to this subsection (g) shall be used by Operator when received by it to offset the cost of managing, maintaining, repairing, insuring, replacing, improving and operating (including without limitation the payment of taxes and establishment of reserves for) the "Shared Essential Components" and "Shared Facilities" (as defined in the POA Covenants) in accordance with this Agreement and the POA Covenants. The failure of Operator to collect and receive in a timely manner from the members of the POA Association any or all of the billed and assessed sums shall not relieve Owner from paying in a timely manner any amounts required to be paid by Owner under this Agreement, so long as Operator shall have used reasonable commercial efforts (which shall not be deemed to include filing or foreclosure of liens) to bill, assess and collect the same in a timely manner. Unless Operator agrees to the contrary in writing, Operator shall have no obligation to file or foreclose any lien against any Lot (as defined in the POA Covenants) or other property with respect to any such unpaid assessments, and same shall remain Owner's responsibility. Operator shall be entitled to a reasonable fee for such collection services when the first Future Development Site is added to the POA Covenants and to an appropriate increase in such fee when the second Future Development Site is added.
     3.3 LICENSES AND PERMITS. Operator shall apply for and obtain and take all action necessary to obtain prior to the Commencement Date and thereafter maintain all licenses and permits required by law in connection with the Hotel Operations (excluding certificates of occupancy). Owner will promptly execute and deliver applications and other documents and will otherwise cooperate with Operator in applying for, obtaining, and maintaining such licenses and permits.
     3.4 COMPLIANCE WITH LAW. Operator shall use reasonable efforts to comply with all laws, ordinances, rules, regulations, orders, decisions and requirements of any federal, state, or municipal government that affect the use of the Hotel; provided that Operator's obligations shall be subject to Owner's obligations under SECTION 3.2 and ARTICLE XII. Operator shall have the right, after notice to Owner, to contest in the name of Owner by proper legal proceedings, the validity of any such law, ordinance, rule, regulation, order, decision or requirement and may

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postpone compliance therewith to the extent and in the manner provided by law until final determination of any such proceedings.
     3.5 FF&E RESERVE ACCOUNT. Operator shall create a separate book account (such account being herein called the "FF&E Reserve Account") and, for the first Fractional Year and the next two Fiscal Years of operation, shall monthly credit to such account, out of Non-Rooms Revenue, an amount not less than two percent (2%) of Gross Revenues for the preceding Fiscal Month and, for each Fiscal Year and Fractional Year thereafter, an amount not less than four percent (4%) of Gross Revenue for the preceding Fiscal Month, subject to increase or decrease in Operator's discretion based on operating requirements. The FF&E Reserve Account shall be used solely for the Hotel Lot and Commercial Unit and not for the Units, and any amount not expended shall be carried forward to subsequent periods. Operator shall deliver to Owner, within twenty five (25) days after the end of each Quarterly Accounting Period, a summary of the FF&E Reserve Account covering the preceding Quarterly Accounting Period.
     Notwithstanding the foregoing paragraph, the parties acknowledge that (a) the budget for capital additions and replacements for each Fiscal Year (or Fractional Year) is based on revenue projections made prior to the beginning of the year and actual revenues will be different and (b) that capital additions are made during the year before the actual revenues for the year are known, therefore the amount actually spent or incurred by Operator for capital additions and replacements in and to the Hotel Lot and Commercial Unit shall be deemed to be the amount allocated to the FF&E Reserve Account.
     Operator may from time to time use the funds in the FF&E Reserve Account for routine capital expenditures as it deems necessary, up to the balance of the FF&E Reserve, for purposes set forth in the current Annual Plan or otherwise approved by Owner and may from time to time sell or dispose of any Furniture, Fixtures and Equipment, including Operating Equipment, which Operator reasonably deems to have become worn out or obsolete; provided that the proceeds of any such sale shall be credited to the FF&E Reserve Account. Even when not included in the Annual Plan or otherwise approved by Owner, Operator may use the funds in the FF&E Reserve to repair or correct any condition on or about the Hotel Lot or Commercial Unit which results from casualty or extraordinary events, constitutes a violation of applicable laws or presents a threat to life or property of Owner, Operator or any guest, employee or invitee on or about the Hotel.
     Operator shall have the right to make loans to fund the Furniture, Fixtures and Equipment requirements of the Hotel in excess of funds in the FF&E Reserve Account and to repay itself

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

with interest from the next available deposits to the FF&E Reserve Account, or, in the alternative, at Operator's election, Expenses shall include amounts in excess of funds in the FF&E Reserve Account that Operator spends on capital items that are in the Annual Plan or are required in order to comply with applicable law, to cure safety conditions or to maintain the Operating Standard.
     3.6 BOOKS AND RECORDS. Operator shall keep or cause to be kept complete and adequate books of account and other records reflecting the results of occupancy of the Hotel and the Hotel Operations, in accordance with generally accepted principles of accounting consistently applied and applicable to the operation of hotels. Owner may and Donald J. Trump may, at their own expense and through their duly appointed agents, after providing at least 24 hours notice to Operator, inspect such books and records at reasonable times and during normal business hours, at the Hotel Lot. All such books and records shall belong to Owner. If Operator expends any sums of money for maintenance, repair or replacement of "Shared Essential Components" or "Shared Facilities" (as those terms are defined in the POA Covenants), Operator shall keep track of and account for such expenditures separately.
     3.7 FINANCIAL REPORTING. Operator shall deliver to Owner the following statements:
               (a) QUARTERLY REPORTS. Within twenty five (25) days after the end of each Quarterly Accounting Period, a report that includes the information specified in SCHEDULE 3.7(a).
               (b) ANNUAL PROFIT AND LOSS STATEMENT. On or before March 3l of each Fiscal Year or Fractional Year, Operator shall submit to Owner an "Annual Profit and Loss Statement" for the Hotel audited by the Independent Auditor. The Annual Profit and Loss Statement shall be prepared in accordance with the Uniform System of Accounts, on the accrual basis in accordance with generally accepted principles of accounting applicable to the operation of hotels (except as this Agreement may otherwise provide), and shall set forth the profit or loss of the operation of Hotel (including for this purpose the Rental Program) for the prior Fiscal Year or Fractional Year. If Owner questions any of the amounts for any period as shown by the Annual Profit and Loss Statement, or the computations used in determining the same, and if Operator and Owner are unable to agree thereon, then the matter in dispute shall be submitted for a binding decision to a Certified Public Accountant selected by the parties hereto. If Operator and Owner shall be unable to agree on the selection of a Certified Public Accountant for this purpose within thirty (30) days after their failure to agree upon Owner's questions, the matter shall be

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

referred to arbitration pursuant to the provisions of ARTICLE XV hereof. Notwithstanding anything contained herein to the contrary, Owner shall be conclusively deemed to have accepted the said accounts and the accuracy thereof as shown in any Annual Profit and Loss Statement, and the computations used in determining the same, unless Owner, within one hundred twenty (120) days after the receipt of any such Annual Profit and Loss Statement, notifies Operator that Owner questions the amount of such items shown thereon or the computations used therein and specifies the items or other computations which Owner questions.
               (c) ANNUAL PLANS. Not later than thirty (30) days before the beginning of each Fiscal Year or Fractional Year, Operator shall submit to Owner an Annual Plan for the Hotel, which shall include a repairs and maintenance budget and details of proposed capital refurbishing programs, and otherwise contain the information referenced in SCHEDULE 3.7(b).
                       (i) Owner shall notify Operator in writing of any comments Owner has regarding the Annual Plan, but its comments shall be limited to matters that will, or are likely to, impact the Owner Return. Such comments shall be received by Operator not later than twenty (20) days after Owner's receipt of the Annual Plan. If no such comments are provided by Owner to Operator within such twenty (20) day period, then Owner shall be deemed to have accepted without comments the Annual Plan as submitted by Operator. If Owner provides comments regarding the Annual Plan within such twenty (20) day period, the comments shall include detailed reasons for any objections to the Annual Plan and Owner and Operator shall attempt to agree in respect of the items to which Owner objects within twenty-one (21) days after Operator's receipt of the comments, and if such agreement is not reached before such time, then either of the parties may refer the matter to arbitration pursuant to the provisions of
ARTICLE XV hereof. Pending the arbitration decision, the undisputed parts of the Annual Plan submitted by the Operator shall be deemed to be the Annual Plan for the Fiscal Year insofar as those parts are concerned and the disputed parts shall be dealt with as follows: (i) if an Expense item appeared on the Annual Plan for the preceding Fiscal Year, that item shall be increased by ten percent (10%) over the previous year and shall be deemed to be part of the Annual Plan for the Fiscal Year, and (ii) for all other items, comparable provisions covering the disputed items which appear in other approved annual plans for similar hotels or resorts managed by Operator or its Affiliates shall be deemed to be part of the Annual Plan for the Fiscal Year.

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

                       (ii) Notwithstanding any of the foregoing, Owner acknowledges that, despite Operator's experience and expertise in relation to the operation of hotels and resorts, the projections contained in each Annual Plan are subject to and may be affected by changes in financial, economic and other conditions and circumstances.
                       (iii) If any major category of income or expense for operations during any year shall be materially different from the results envisioned by the Annual Plan for such year, Operator shall submit revisions to the Annual Plan for the remainder of such year, in reasonable detail, which revised Annual Plan shall be subject to comment by Owner with respect to matters that will, or are likely to, impact the return to Owner, in the same manner as the original Annual Plan and shall be subject to arbitration of disputes in the same manner as the original Annual Plan. "Materially different" shall mean as to any major category of income a decrease of more than fifteen percent (15%) that is not offset by a corresponding decrease in expenses and as to any major category of expense an increase of more than fifteen (15%) that is not offset by a corresponding increase in revenues.
     3.8 CONFIDENTIAL INFORMATION. Owner and Owner's employees shall use their best efforts to hold all Confidential Information in trust and confidence and, except as may be authorized by Operator in writing, shall not disclose any Confidential Information to any person or party, except on an "as necessary basis" to Owner's accountants, attorneys or lenders or as required by law or if required to comply with this Agreement. "Confidential Information" means any and all financial information, reports, operating plans or forecasts, or statements relating to Operator, the Hotel Lot and/or the Hotel, as disclosed to Owner by Operator, or obtained by Owner pursuant to this Agreement, which relate to the real estate or business activities of Operator or its Affiliates.
     3.9 COMPLIANCE WITH TRUMP AGREEMENT. Operator, in its capacity as the manager of the Hotel, acknowledges (i) Donald J. Trump's rights under the Trump Agreement to approve the design, construction and development of the Hotel, (ii) the obligation to operate the Hotel in accordance with the Trump Standard (as defined in the Trump Agreement), and (iii) the obligation to pay the Hotel License Fee (collectively, the "Relevant Provisions"). Owner covenants and agrees not to amend the Trump Agreement in any manner that makes the Trump Standard higher, increases the Hotel License Fee or in any other manner that materially, adversely affects the Hotel Operations, Gross Revenues or Net Operating Profit, without

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

Operator's prior written consent, which may be withheld in Operator's sole discretion. Operator shall not acknowledge or be bound by such amendment made without Operator's prior approval. Owner shall promptly deliver to Operator a copy of each amendment to the Trump Agreement.
     3.10 BUDGETS. Owner shall cause the Hotel Lot (including the Shared Facilities and Shared Essential Components as defined in the POA Covenants), the Units, the Commercial Unit, the common elements of the Condominium Association ("COMMON ELEMENTS") and all association property belonging to the POA Association and/or the Condominium Association ("Association Property") to be initially constructed and furnished in accordance with the Operating Standard. Throughout the Term of this Agreement, to the extent it is within Owner's control, Owner shall use reasonable efforts to cause the owner of the Hotel Lot, the Condominium Association and the POA Association each to adopt budgets and maintain reserve accounts which are adequate to cover all of the reasonable expenses of maintaining and operating the Shared Essential Components, Shared Facilities, Association Property and Common Elements in accordance with the Operating Standard and the Annual Plan, and to impose special assessments, as and when necessary, to cover such expenses. Owner agrees to amend the Prospectus for the Trump International Sonesta Beach Resort (the "Prospectus") as soon as practicable (but in any event prior to recording the Declaration of Condominium) to replace the Shared Essential Components / Shared Facilities budget that was initially attached to the Prospectus as Exhibit B-3 with the Shared Essential Components / Shared Facilities budget attached hereto as SCHEDULE 3.10.

                                   ARTICLE IV

                                 RENTAL PROGRAM

     4.1 TERMS OF RENTAL PROGRAM. The Rental Program shall initially be embodied by the terms and provisions set forth in the three forms of Condominium Unit Lease Agreement attached hereto as composite EXHIBIT "B" and the form agreement for the rental of the Cabanas to be prepared and mutually agreed upon by Owner and Operator prior to the Commencement Date (the "CABANA LEASE AGREEMENT"). The Cabana Lease Agreement shall be substantially similar to the Condominium Unit Lease Agreements. All Unit Owners acquiring title to residential Units within twelve (12) months from the Effective Date of this Agreement shall be entitled to enter into the Sold Units Lease Agreement with Operator on the exact terms as set

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

forth on EXHIBIT "B-1," provided they execute the Sold Units Lease Agreement within sixty (60) days after acquiring their Unit. All other Unit Owners that want to participate in the Rental Program shall execute the form of lease agreement then being offered to Unit Owners by Operator. Operator may modify the form Sold Units Lease Agreement attached hereto as EXHIBIT "B-1" after twelve
(12) months have elapsed from the Commencement Date, without Owner's consent. Owner may place the Dezer Units (as defined in SECTION 11.8) in the Rental Program by executing and delivering to Owner for each such Dezer Unit the then-current form of the lease agreement attached hereto as EXHIBIT "B-2," (the "DEZER UNITS LEASE AGREEMENT") and may place in the Rental Program any other Unit owned by Owner and not yet sold to a third party by executing and delivering to Owner for each such unsold Unit the then-current form of the lease agreement attached hereto as EXHIBIT "B-3" (the "UNSOLD DEVELOPER UNITS LEASE AGREEMENT"). Operator may not amend the forms attached hereto as EXHIBIT "B-2" and EXHIBIT "B-3" without Owner's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
     4.2 OTHER RENTAL PROGRAMS. Although neither the Declaration of Condominium nor the POA Covenants prevent a Unit Owner from having others manage their Unit or Cabana, Owner and its Affiliates shall not enter into rental management agreements or lease agreements for the commercial rental of Units or Cabanas in competition with Operator and shall not encourage or solicit any other person or entity other than Operator to enter into rental management agreements or lease agreements with Unit Owners for the commercial rental of Units or Cabanas.
     4.3 SALE OF UNITS AND CABANAS; SECURITIES MATTERS. Owner and Operator acknowledge the intention that Owner not engage in the sale of securities through the offering of the Units and/or Cabanas and agree that the Units and Cabanas shall not be marketed with an emphasis on the investment aspects of the Units and/or Cabanas. In this regard, Owner and Operator have agreed on certain restrictions on their activities, as more particularly described in SECTION 4.4 through SECTION 4.8 below.
     4.4 SALES SCRIPTS. Owner represents that it is familiar with the limitations imposed by applicable law on the marketing of condominium units and other property where the offering of such units and/or property has not been registered under applicable securities laws and rental management services may be offered in connection with same. Accordingly, Owner agrees to

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

provide sales and marketing scripts to its sales and marketing personnel and to require that such personnel tailor their conversations with prospective purchasers to the scripted material. Owner further covenants to monitor its sales and marketing personnel compliance with such scripts. Operator shall have the right, although not the obligation, to review and approve such scripts.
     4.5 APPROVAL OF REFERENCES TO RENTAL PROGRAM. Owner agrees to provide Operator with the opportunity to review and approve all printed or broadcasted brochures, signs, advertisements, literature and other media and materials relating to the sale of the Units and/or Cabanas, and Owner acknowledges that all such materials shall be composed in a manner that complies with applicable laws regarding the offering of the Units and/or Cabanas. In reviewing such materials, Operator does not undertake to provide legal or other advice with regard to the compliance of such materials with applicable laws, and Owner hereby releases Operator from any such liability.
     4.6 RESPONSE TO INQUIRIES. Owner acknowledges that the Units will not be conveyed subject to Condominium Unit Lease Agreements (any Condominium Unit Lease Agreements that Owner may enter into with Operator with respect to unsold Units shall automatically terminate upon Owner's conveyance of the subject Unit to a third party) and that purchasers of Units will not be afforded the opportunity to enter into Condominium Unit Lease Agreements until after they have closed on the acquisition of a Unit. Similarly, the Cabanas will not be conveyed subject to Cabana Lease Agreements (any Cabana Lease Agreements that Owner may enter into with Operator with respect to Cabanas owned by Owner shall automatically terminate upon Owner's conveyance or long-term demising of the subject Cabana to a third party) and that purchasers of Cabanas will not be afforded the opportunity to enter into Cabana Lease Agreements until after they have closed on the acquisition of a Cabana. Owner may disclose to prospective purchasers of Units and Cabanas that a Rental Program will be offered at the Hotel Lot. However, Owner shall not provide advice on the rates to be charged for the transient use of Units and/or Cabanas, the return to be expected in connection with a Unit or Cabana placed in the Rental Program or the business terms of the Condominium Unit Lease Agreement or Cabana Lease Agreement. Following an inquiry by a prospective purchaser, Owner may refer a prospective purchaser of a Unit and/or Cabana to Operator and Operator shall make personnel available by telephone or in person to respond to further inquiries regarding the Rental Program.

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

No information with regard to the details of the Rental Program shall be offered by Owner or Operator other than upon direct inquiry by the prospective purchaser.
     4.7 COMPLIANCE WITH SECURITIES AND OTHER LAWS. Owner agrees to comply with the United States Securities Acts and the Florida Condominium Act, as well as any and all other applicable laws, rules and regulations in connection with the marketing and sale of the Units and Cabanas, and Owner agrees to make reasonable efforts to assure that all sales and marketing personnel comply with applicable laws, rules and regulations with respect to the same. Operator agrees to comply with the United States Securities Acts, as well as any and all other applicable laws, rules and regulations in connection with the Rental Program and agrees to make reasonable efforts to assure that its personnel comply with same.
     4.8 INDEMNITY. Owner hereby indemnifies each member of the Sonesta Group and their officers, agents and attorneys, against any and all claims, damages, losses and expenses of any nature (including legal fees and expenses) asserted against or incurred by any member of the Sonesta Group in any legal proceeding or claim of any kind or nature brought by any third party ("Claimant") arising from or relating to (a) the use by any agents, employees or other representatives of Owner of the Sonesta Marks (as such term is defined in SECTION 14.1 hereof), and/or (b) violation by Owner of (i) this ARTICLE IV, or
(ii) the laws, rules and regulations of the United States and/or the State of Florida governing the sale, offering for sale or registration of securities, or
(iii) the laws, rules and regulations of the State of Florida governing the sale, offering for sale and administration of condominium interests, or (iv) any other applicable laws, unless any given indemnified claim is caused solely and proximately by any action or inaction that, in relation to a given claimant, may be characterized as fraud, willful misconduct and/or gross negligence on the part of a member of the Sonesta Group. This indemnification shall survive termination of this Agreement or expiration of the Term and purchase of the Hotel Lot and/or Commercial Unit by Operator or any Affiliate of Operator.

                                    ARTICLE V

                         TERMINATION; OPTION TO PURCHASE

     5.1 TERMINATION BY OPERATOR. If (i) the Commencement Date has not occurred (or cannot as a practical matter occur) by April 1, 2003; or (ii) Owner fails to construct the Hotel Project in substantial conformance with the plans and specifications and design criteria approved by Operator; or (iii) the number of Units available to be managed by Operator under the Rental Program drops below one hundred eighty five (185) Units at any time during the Term of this Agreement; or (iv) as the result of actions or conduct of the Condominium Association or the POA Association or as a result of amendment of the Declaration of Condominium or the POA Covenants without Operator's consent, Operator's Net Operating Profit is materially reduced, or Operator's control over the management or operation of the Hotel, the Rental Program or the Hotel Lot is materially diminished, or Operator's ability to conduct the Hotel Operations at the Hotel is otherwise materially restricted; or
(v) Owner shall be in default of the due performance of any material term, covenant or condition which this Agreement requires it to perform, and shall fail to cure, correct or remedy such default within the period of time specified in the provision relating to such term, covenant or condition (or, if there shall be none, then within thirty (30) days after written notice from Operator specifying such default, or such longer period, not to exceed a total of ninety
(90) days, as may be necessary to cure any defaults using due diligence); or
(vi) if Owner shall make any assignment of its property for the benefit of creditors; or (vii) if Owner's interest under this Agreement shall be taken on execution; or (viii) if Owner files a petition for adjudication as a bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law, or if a receiver or trustee in bankruptcy shall be appointed to take over the affairs of Owner; or (ix) if any involuntary petition under any such law is filed against Owner and not dismissed within ninety (90) days thereafter; then, so long as any such event is continuing, Operator may by notice in writing to Owner terminate the Term forthwith, and the parties shall be released from all further rights and obligations hereunder except those which survive termination. If Operator terminates this Agreement pursuant to this SECTION 5.1, or if Owner wrongfully terminates this Agreement, Operator shall have an option, for a period of thirty (30) days after such termination, to purchase the Hotel Lot and/or Commercial Unit upon the same terms and conditions as the Option described in SECTION 5.5 (a) and SCHEDULE 5.5(a) hereof, notwithstanding that the Option may have expired. The rights of termination granted Operator in this Section shall be in addition to any other rights or remedies that may otherwise be available to Operator at law or in equity including, without limitation, rights to damages or specific performance. Operator shall also have the right to terminate this Agreement as set forth in SECTION 5.3 below.

     5.2 TERMINATION BY OWNER. If one or more of the following events shall occur: (i) if Operator shall be in default in the performance of any material term, covenant or condition which this Agreement requires it to perform, and shall fail to cure such default within sixty (60) days after receipt of written notice from Owner specifying such default, or such longer period as may be necessary to cure any such default using due diligence (provided Operator has commenced said cure within sixty (60) days of such notice from Owner and diligently pursues such cure to completion; provided, however, that the cure period regarding payment of sums of money to Owner shall be ten
(10) business days); or (ii) if Operator shall make any assignment of its property for the benefit of creditors; or (iii) if Operator's interest under this Agreement shall be taken on execution; or (iv) if Operator files a petition for adjudication as a bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law, or if a receiver or trustee in bankruptcy shall be appointed to take over the affairs of Operator; or (v) if any involuntary petition under any such law is filed against Operator and not dismissed within ninety (90) days thereafter; then, so long as any such event is continuing, Owner may by notice in writing to Operator terminate the Term, in which case the Option shall likewise terminate. The rights of termination granted Owner in this Section shall be in addition to any other right or remedy available to Owner in law or in equity including, without limitation, rights to damages or specific performance.
     5.3 OPERATOR'S EARLY TERMINATION RIGHT. Operator shall have a one-time right ("Early Termination Right"), during the fifty-fourth (54th) month following the Commencement Date (not counting the initial partial month if the Commencement Date occurs on a day other than the first day of the month), to terminate this Agreement for any reason, in Operator's sole discretion, as of the 5th anniversary of the Commencement Date (the "TERMINATION DATE"), by delivering written notice to Owner of its intention to terminate this Agreement. In the event Operator exercises its Early Termination Right, Owner shall pay to Operator, on or before the Termination Date, the entire amount of Unreimbursed Deficiencies remaining as of the Termination Date. Operator shall provide to Owner, within sixty (60) days after delivering its notice of termination, a reconciliation showing all Unreimbursed Deficiencies owed to Operator (the "RECONCILIATION"), and shall periodically update the Reconciliation should Unreimbursed Deficiencies continue to accrue until the Termination Date. Owner shall have twenty (20) days after receipt of the Reconciliation to object to it in writing, failing which, Owner shall be deemed to have agreed to

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it and shall be obligated to pay to Operator the sums showed therein on or before the Termination Date. Owner acknowledges that Operator's reputation and business relationships could be harmed, as could the reputation and business relationships of the Hotel in general, if Operator announces that it will no longer operate the Hotel and then is not able to vacate in a timely manner because Owner has not timely made payment to Operator of the remaining Unreimbursed Deficiencies. Owner therefore agrees to deposit into escrow with Operator's attorney or other escrow agent designated by Operator and approved by Owner the full amount of all Unreimbursed Deficiencies owed to Operator, as set forth in the Reconciliation Statement, as updated from time to time, by no later than the end of the fifty-seventh (57th) full month after the Commencement Date. In the event Owner, in good faith, disputes a portion of the Unreimbursed Deficiencies shown in the Reconciliation Statement (the "Disputed Amount"), and the parties are not able to reach agreement regarding the Disputed Amount by the end of the fifty-seventh (57th) full month after the Commencement Date, Owner shall deposit into escrow, by the end of the fifty-seventh (57th) full month after the Commencement Date, the full amount set forth in Operator's draft of the Reconciliation Statement, as updated through said date, and the parties shall arbitrate the Disputed Amount in the manner set forth in ARTICLE XV hereof. The Disputed Amount shall remain in escrow until conclusion of the arbitration, at which time the escrow agent shall disburse the appropriate sum to Operator in accordance with the decision of the arbitrators and refund the remainder of the escrowed funds, if any, to Owner. Operator shall vacate the Hotel on the Termination Date, provided either: (a) Operator has received on or before the Termination Date payment of the entire amount of Unreimbursed Deficiencies set forth in Operator's Reconciliation Statement, as amended and calculated through the Termination Date, or (b) if there is a Disputed Amount that is still being arbitrated, (i) Operator has received the entire amount of Unreimbursed Deficiencies set forth in Operator's Reconciliation Statement, as amended and calculated through the Termination Date, except for the Disputed Amount, AND (ii) there remains in escrow funds equal to or greater than the Disputed Amount. If neither (a) nor (b) in the preceding sentence has occurred by the Termination Date, then in addition to all other remedies available to Operator at law or in equity, Operator shall have the right (but not the obligation) to remain in possession of the Hotel until the balance of such sums are received, during which time the Minimum Owner Return and Excess Owner Return shall be waived and Operator shall retain 100% of the net profits from the

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Hotel Operations. Owner shall have no right of offset against the escrowed funds for any reason, claim or purpose and hereby waives any right of offset against said funds. Upon termination of this Agreement, the parties shall be released from all further rights and obligations hereunder except those which survive termination. In the event of conflict between this Section 5.3 and any other provision of this Agreement, SECTION 5.3 shall prevail.
     5.4       EFFECT OF TERMINATION.
               (a) The termination of the Term for any reason (including, without limitation, Operator's exercise of its Early Termination Right) shall not affect (i) any right, obligation or liability which has accrued under this Agreement on or before the effective date of such termination (all amounts payable to Owner or Operator through the termination date shall become immediately due and payable on the termination date, subject to any rights of offset), or (ii) the indemnification obligations set forth in this Agreement.
               (b) Upon the termination of this Agreement for any reason (including, without limitation, Operator's exercise of its Early Termination Right), Owner and Operator shall cooperate with each other in an effort to achieve an efficient transition to new Hotel management and shall take all steps necessary or desirable to put Owner in full control of the Hotel.
               (c) Owner shall automatically succeed to Operator's interest in the Rental Program effective at 11:59 p.m. of the date of termination. This provision shall operate as an automatic assignment to Owner of all of Operator's rights, title and interests arising from and after 11:59 p.m. of the date of termination under each Condominium Unit Lease Agreement and Cabana Lease Agreement then in effect, and shall operate as an automatic assumption by Owner of, and release of Operator from, all of Operator's obligations arising from and after 11:59 p.m. of the date of termination under each of the Condominium Unit Lease Agreements and Cabana Lease Agreements then in effect. Owner shall accept the assignment of the Condominium Unit Lease Agreements and Cabana Lease Agreements and assume the obligation to observe and perform all of the terms, covenants and conditions thereof to be observed or performed by Operator thereunder from and after 11:59 of the date of termination of this Agreement, and Operator shall be released of all further obligations arising thereunder. Owner holds Operator harmless and indemnifies Operator against any and all claims, costs, liability and damages arising from each such assigned/assumed Condominium Unit Lease Agreement and Cabana Lease Agreement from and after 11:59 p.m. of the date of termination. Operator holds Owner

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harmless and indemnifies Owner against any and all claims, costs, liability and damages arising from each such assigned/assumed Condominium Unit Lease Agreement and Cabana Lease Agreement prior to 11:59 p.m. of the date of termination.
               (d) Upon the termination of this Agreement for any reason (including, without limitation, Operator's exercise of its Early Termination Right), Operator and Owner shall cooperate with each other and take all steps reasonably necessary to cause a smooth and orderly transition of control of the Hotel to Owner including, without limitation, Operator's delivery to Owner of each of the following items if in Operator's possession: (i) contracts for the provision of services to the Hotel Lot or in connection with the Hotel Operations, (ii) insurance policies with respect to the Hotel Lot, (iii) records relating to current or prospective guests, records relating to Units and Cabanas then or previously subject to Condominium Unit Lease Agreements and Cabana Lease Agreements, respectively, and records related to the financial obligations of Operator pursuant to such agreements, (iv) all deposits for the rental of Units and Cabanas not previously earned by virtue of the use of such Units or Cabanas,
(v) all keys, combinations to locks and other security devices for the Hotel Lot and/or Units and/or Cabanas, and (vi) all equipment, furniture, furnishings and other property of Owner in the possession of Operator.
               (e) Upon the termination of this Agreement for any reason (including, without limitation, Operator's exercise of its Early Termination Right), Operator shall receive a refund of its initial working capital, which sum may be offset against any sums owed by Operator to Owner at that time.
               (f) Operator shall, within one hundred twenty (120) days after termination of this Agreement, prepare and deliver to Owner a final accounting statement (prepared on an accrual basis) with respect to the Hotel Operations, along with a statement of any sums due from Owner to Operator pursuant hereto, dated as of the date of termination. Except as otherwise provided herein, within thirty (30) days of the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be an Expense, unless termination occurs as a result of an event of default by either party, in which case the defaulting party shall pay such cost. The parties acknowledge that there may be certain adjustments for which the information will not be available at the time of the final accounting and the parties

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agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that all accounts shall be deemed final as of the first anniversary of the effective date of termination (and each party shall pay any remaining amounts due to the other party within ten (10 ) days after such date), unless either party has notified the other party of a dispute prior to such first anniversary.
               (g) Notwithstanding anything herein to the contrary, SECTION 5.4(a)-(f) shall not apply if this Agreement is terminated due to Operator exercising its Option to purchase the Hotel Lot.
     5.5       OPERATOR'S OPTION TO PURCHASE AND RIGHT OF FIRST OFFER.
               (a) OPTION TO PURCHASE. Owner hereby grants and conveys to Operator and Operator hereby accepts from Owner, upon the terms and conditions set forth in the Option Rider attached hereto as SCHEDULE 5.5(a), the option and privilege to purchase from Owner (the "Option") fee simple title to the Commercial Unit and/or Hotel Lot, together with: (i) all Furniture, Fixtures and Equipment located therein belonging to Owner or its Affiliates; (ii) all of Owner's transferable warranties, licenses, permits, authorizations and approvals pertaining solely to the ownership, development, improvement, maintenance and/or operation of the Hotel (and Commercial Unit if being

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purchased) or the Hotel Lot (the "Licenses"); (iii) all instruments of title, warranties, maintenance agreements and other documents, contract rights, instruments, certificates, rights, or other general intangibles relating to Owner's interest in and to the Hotel Lot (and Commercial Unit if being purchased) and the Furniture, Fixtures and Equipment including, without limitation, the Parking Agreement (the "INSTRUMENTS"); (iv) development rights relating to the Hotel Lot ( and Commercial Unit if being purchased) (the "DEVELOPMENT RIGHTS"); (v) all other general intangible rights pertaining to the ownership, maintenance and/or operation of the Hotel, Hotel Lot (and Commercial Unit if being purchased), Licenses, FF&E and Development Rights including, all logos, trademarks, trade names and other rights used in connection therewith (the "INTANGIBLES"); and (vi) all of Seller's rights to any strips and gores of land lying adjacent to the Land (excluding the Future Development Sites), together with all of Seller's rights to all easements (including, without limitation, the Parking Easement referenced in SECTION 11.4), privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads and appurtenances pertaining to or accruing to the benefit of the Land or the Hotel Lot (excluding the Future Development Sites) or the Commercial Unit (if it is being purchased) (collectively, the "APPURTENANT PROPERTY") (the Commercial Unit, Hotel Lot, FF&E, Licenses, Instruments, Development Rights, Intangibles and Appurtenant Property shall collectively be referred to for purposes of this Option as the "PROPERTY"). Operator shall, at Owner's request, use all reasonable efforts to enter into a license agreement with Donald J. Trump at closing regarding the continued use of the Trump trademark(s) and tradename(s) for the Hotel after closing. Such license agreement shall consist of provisions substantially similar to the Relevant Provisions (as defined in SECTION 3.9 hereof) of the Trump Agreement and shall not require payment of any fees other than the Hotel License Fee, and a cancellation fee, if applicable.
               (b) RIGHT OF FIRST OFFER. If, after expiration of the Hotel Lot Option Term (as defined in the Option Rider) but prior to the expiration or earlier termination of the Term of this Agreement (and during the term of the CU Lease), Owner desires to sell the Hotel Lot and/or Commercial Unit, whether by asset sale or sale of a controlling interest in Owner, Owner shall promptly advise Operator of such fact in writing ("OWNER'S RFO NOTICE"), which notice shall include the type of transaction (asset sale or sale of controlling interest in Owner), purchase price, financing terms (including whether purchase money financing will be offered) and other major terms and conditions that Owner hopes to achieve, including a description of the Property being offered for sale (i.e., the Hotel and/or the Commercial Unit) (the "OFFERED PROPERTY")and, if Operator wants to purchase the Offered Property, shall negotiate in good faith with Operator regarding the terms and conditions for selling the Offered Property to Operator ("RIGHT OF FIRST OFFER"). In the event that Operator does not want to purchase the Offered Property, or Owner and Operator are not able, despite both parties' good faith efforts, to agree on the terms and conditions within fifteen (15) business days after Owner's RFO Notice has been delivered to Operator, Owner, for a period of one (1) year thereafter, shall be free to sell the Offered Property to whomever Owner wishes, provided that the purchase price is not less than that offered to Operator and the financing terms are not materially more favorable than those offered Operator. If, after one (1) year from Operator's receipt of Owner's RFO Notice, Owner still owns the Offered Property and wishes to sell it, Owner shall promptly provide Owner's RFO Notice again to Operator and the foregoing procedure shall be repeated. This Right of First Offer shall expire simultaneously with the expiration of the Term or earlier termination of this Agreement.

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               (c)     POST CLOSING AGREEMENT. In the event Operator exercises
the Option or the Right of First Offer to purchase the Hotel Lot and/or the Commercial Unit, as a condition precedent to closing the transaction, Owner and Operator shall execute the Post Closing Agreement (as defined in Section 15(a)(v) of the Option Rider) confirming certain agreements between Operator and Owner that shall survive termination of this Agreement and purchase of the Hotel Lot and/or Commercial Unit by Operator or an Affiliate of Operator.
               (d) DEVELOPER'S RIGHTS. Upon Operator's (or its Affiliate's) acquisition of title to the Hotel Lot, Owner shall to assign to Operator (or the acquiring Affiliate) all of Owner's rights as "Developer" under the POA Covenants that pertain to the Hotel Lot.

                                   ARTICLE VI

                                  COMPENSATION

     6.1 FEES. Operator shall be paid the following fees as compensation for its services hereunder, at the time and in the manner hereafter provided:

               (a) BASE MANAGEMENT FEE. A base management fee equal to three percent (3%) of Gross Revenues (the "Base Management Fee"), which shall be paid to Operator on or before the tenth day of each calendar month for each preceding calendar month; and
               (b) MARKETING AND LICENSING FEE. A marketing and licensing fee equal to two percent (2%) of Gross Revenues (the "Marketing and Licensing Fee"), which shall be paid to Operator on or before the tenth day of each calendar month for each preceding calendar month; and
               (c) INCENTIVE FEE. An annual incentive fee equal to 15% of Net Operating Profit (the "Incentive Fee"), subject to Operator's Guaranty, as described below, which shall be paid to Operator in arrears, in quarterly installments on the 25th day of the month following each Quarterly Accounting Period, and will be based on the "projected Net Operating Profit" for the Fiscal Year or Fractional Year, prorated based on the number of Quarterly Accounting Periods that have passed. The "projected Net Operating Profit" will be calculated based on the actual results of the Quarterly Accounting Period(s) that have passed, and the projected results of the remaining Quarterly Accounting Period(s) pursuant to the Annual Plan. As the result of the payment of such annual Incentive Fee on a quarterly basis, the parties acknowledge that subsequent months' operations may make the amount of the Incentive Fee previously paid result

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in an overpayment or underpayment on a year-to-date basis. In such event, an appropriate adjustment shall be made against subsequent quarterly payments of the Incentive Fee, with an annual reconciliation as provided in SECTION 6.4.
     6.2 OPERATOR'S GUARANTY. Except as otherwise provided herein, commencing on the date (the "GUARANTY COMMENCEMENT DATE") which is the later of
(a) the first anniversary of the Commencement Date or (b) November 1st of the year in which such one-year anniversary occurs, Operator shall guaranty to Owner ("OPERATOR'S GUARANTY") a minimum return of $66,667.00 per calendar month ("MINIMUM OWNER RETURN"). If 85% of Net Operating Profit at the end of any calendar month is less than $66,667.00, Operator shall be obligated to make up the deficiency (said deficiency shall be hereinafter referred to as "OWNER RETURN DEFICIENCY") from Operator's funds, which may be accomplished, in whole or in part, at Operator's election, by means of deferring current fees due to Operator under this Agreement up to the amount of said deficiencies, or from Operator's own funds. Eighty-five percent (85%) of Net Operating Profit remaining at the end of any Fiscal Year after payment of the Minimum Owner Return and Incentive Fees for such Fiscal Year, as evidenced by the annual reconciliation, shall be hereinafter referred to as "EXCESS OWNER RETURN." Minimum Owner Return and Excess Owner Return shall collectively be referred to hereinafter as "Owner Return."
     6.3 OWNER RETURN DEFICIENCIES. The amount of all Owner Return Deficiencies covered by Operator as provided in SECTION 6.2 shall be accumulated, and Operator shall be entitled to reimbursement of such sums as they are accumulated throughout the Term by means of offset against Excess Owner Return sums whenever Net Operating Profit is sufficient to generate Excess Owner Return sums. The total amount of Owner Return Deficiencies not yet reimbursed to Operator at any point in time shall be referred to hereinafter as the "UNREIMBURSED OR DEFICIENCY AMOUNT." If this Agreement is terminated prior to expiration of the Term due to Owner's default or wrongful termination or due to Operator's exercise of its Early Termination Right, in addition to any other sums that may be due to Operator, Owner shall be obligated to pay to Operator the Unreimbursed OR Deficiency Amount as of the termination date, within ten
(10) days after receipt of Operator's invoice or other written demand for such sum, together with documentation confirming the amount due. If this Agreement is terminated prior to expiration of the Term due to Operator's default, Owner shall have no obligation to pay to Operator the Unreimbursed OR Deficiency Amount upon termination. Under certain circumstances described

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in SECTION 2.2, Owner may be required to pay to Operator the Unreimbursed OR
Deficiency Amount in the event the Term is not renewed.
     6.4 ANNUAL RECONCILIATION. At the end of each Fiscal Year, following the rendition of the Annual Profit and Loss Statement, Owner and Operator shall promptly (and in all events within thirty (30) days after rendition of such Annual Profit and Loss Statement) make such adjustments as are necessary to ensure that the proper amounts of Excess Owner Return and Incentive Fees have been paid for said Fiscal Year.
     6.5 REAL ESTATE TAXES. Operator shall on behalf of Owner, pay all real estate taxes, personal property taxes, excise or sales taxes, special improvements and other assessments (ordinary and extraordinary) and all other taxes, duties, charges, fees and payments imposed by any governmental or public authority which shall be imposed, assessed or levied upon, or arise in connection with the ownership, use, occupancy or possession of the Hotel Lot or Commercial Unit or any part thereof during and in respect of the term of this Agreement (all of which are herein called "Taxes"); provided, however, nothing herein shall require Operator to pay income taxes imposed on Owner in respect of Owner's income or in respect of any federal or state estate tax, succession tax, maritime tax or transfer taxes of Owner or corporate franchise taxes imposed upon Owner's interest in the Hotel Lot. Operator shall, at Owner's request and as Owner's Agent, or Operator may on its own with advance written notice to the Owner, contest any Taxes by appropriate proceedings, the costs of which shall be deemed Expenses. All refunds of Taxes shall be added to Net Operating Profit for the year in which it is received.

                                   ARTICLE VII

                             DAMAGE AND DESTRUCTION

     7.1 RESTORATION. Subject to the rights of any mortgagee to receive and apply available insurance proceeds to discharge Owner's indebtedness, and provided all or a sufficient number (in Operator's reasonable opinion) of Units will be rebuilt and adequate parking will be available, Owner shall repair, restore, rebuild and replace any damage to the Hotel Lot or Commercial Unit caused by fire or insured casualty provided available insurance proceeds and funds otherwise available to cover the costs of rebuilding (i.e. as a loan(s) on reasonable terms) are sufficient to cover the entire costs thereof. Operator shall negotiate the adjustment of the insurance loss, in consultation with Owner, and Owner shall consent to any adjustment agreed to,

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reasonably and in good faith, by Operator. The parties shall cooperate in good faith to maximize the insurance adjustment. Any insurance proceeds to which Owner is entitled shall be delivered to and held by a mortgagee or commercial bank trustee, in a separate interest-bearing account, to be applied to the cost of such work. All business interruption insurance proceeds received by Operator shall be considered Gross Revenues and applied to pay the ongoing expenses of the Hotel. The Base Management Fee and Marketing and Licensing Fee shall continue to be paid to Operator each month during the period from the occurrence of the casualty until restoration is completed (the "RESTORATION PERIOD"), irrespective of whether Operator has received any proceeds of business interruption insurance, and shall be based on the revenues realized for the most recent comparable period(s) of a calendar year in which there occurred no extraordinary event (such as a casualty). Owner shall receive 85% of Net Operating Profit each month during the Restoration Period (irrespective of whether it is greater or less than $66,667.00) and the Operator's Guaranty shall be suspended until the date that is six months after expiration of the Restoration Period. No Incentive Fee shall be paid to Operator or Excess Owner Return paid to Owner during the Restoration Period until the Hotel has received the proceeds of the business interruption insurance (which shall be treated as Gross Revenues) and there is sufficient Net Operating Profit remaining after reimbursing Owner for all deficiencies in Minimum Owner Return accrued during the previous months of the Restoration Period. Any deductible paid by Operator shall not be treated as an Expense hereunder. In the event there are insufficient insurance proceeds to cover the entire costs of rebuilding, Owner shall be responsible for the excess costs, which shall not be treated as Expenses hereunder. If the Hotel has not reopened, or can not reasonably be expected to reopen, within three years from the date of the casualty, as a Hotel of the same type and class and in substantially the same condition as the Hotel prior to the casualty, then either Owner or Operator may terminate this Agreement by delivering thirty (30) days written notice of termination to the other party.
     7.2 TERMINATION. Notwithstanding the foregoing, if the damage to the Hotel Project is so extensive that the Hotel is no longer useable as a hotel of the type and class immediately preceding such taking or condemnation, either Operator or Owner may terminate this Agreement by delivering written notice of termination to the other party within thirty (30) days from the date the fire or other casualty occurred.

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                                  ARTICLE VIII

                                  CONDEMNATION

     8.1 TERMINATION. If all or such a portion of the Hotel Project shall be taken or condemned as to make it imprudent or unreasonable, in Operator's reasonable opinion, to use the remaining portion as a hotel of the type and class immediately preceding such taking or condemnation, then in either event this Agreement shall cease and terminate as of the date upon which the parties shall be required to surrender possession.
     8.2 RESTORATION. If only a part of the Hotel Project shall be taken or condemned, and Operator does not terminate this Agreement, provided Owner makes sufficient funds available, Operator, as agent for Owner, shall repair any damage or alter or modify said part of the Hotel Lot or Commercial Unit, as applicable, so as to render it a complete and satisfactory architectural unit of the type and class immediately preceding the taking or condemnation in accordance with plans and specifications approved by Operator. Operator, at its option, may prosecute the claim on behalf of Owner with respect to such taking or condemnation. Any award for such taking or condemnation, or any portion thereof, which Owner may receive shall be deposited promptly into and held in an escrow account in the name of Owner and Operator and applied to the cost of restoration. Owner shall receive 85% of Net Operating Profit each month during the restoration period (irrespective of whether it is greater or less than $66,667.00) and the Operator's Guaranty shall be suspended unless/until sufficient Net Operating Profit is available to make up any deficiency. No Incentive Fee shall be paid to Operator or Excess Owner Return paid to Owner during the period of restoration until the Hotel has received the proceeds of the business interruption insurance (which shall be treated as Gross Revenues) and there is sufficient Net Operating Profit remaining after reimbursing Owner for all deficiencies in Minimum Owner Return accrued during the previous months of the restoration period.
     8.3 COMPENSATION. Operator shall be entitled to submit and process a claim for damages, including moving expenses and damages to fixtures and equipment owned by Operator, if any. Owner agrees to cooperate with Operator to the extent necessary to enable Operator to present and process a claim for such items.

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                                   ARTICLE IX

                                    INSURANCE

     9.1       INSURANCE REQUIREMENTS.
               (a) Operator will obtain and maintain comprehensive general and/or umbrella liability insurance for the Hotel Lot and Commercial Unit, with minimum coverage in the amount of $25,000,000 combined single limit for injury to or death of one or more people in any single occurrence and for damage to or destruction or loss of property, which shall name Owner as an additional insured. In addition, Operator shall maintain the following types of insurance at such times and in such amounts as Operator deems necessary or advisable, and provided same is available on usual terms and at customary rates: (i) comprehensive crime bond, (ii) innkeeper's insurance, and (iii) automobile, bodily injury and property damage liability and physical damage insurance, all of which shall name Owner as an additional insured party. Operator will obtain and maintain, in the name and for the account of Owner, casualty insurance insuring the Hotel Lot and Commercial Unit against damage or loss by fire or other casualty covered by the broad form, comprehensive perils, on a replacement cost basis, in an amount equal to at least the full replacement value of the Hotel Lot and Commercial Unit (less any customary deductible amount), including business interruption insurance and boiler and machinery insurance, which policy shall name Operator as an additional insured party. Operator shall have the right, but not the obligation, to maintain insurance with respect to Units and Cabanas in the Rental Program (subject to Operator's agreement with the Unit Owners and Cabana Owners). Operator shall not have an obligation to maintain insurance with respect to Units that are not in the Rental Program, absent an agreement to the contrary between Operator and the Condominium Association.
               (b) Operator may maintain any insurance permitted or required by this Agreement under a blanket policy covering the Hotel Lot and Commercial Unit and other properties operated by Operator or its Affiliates, in which case the premiums may be allocated by Operator on a reasonable basis among the various properties. All insurance required to be maintained pursuant to paragraph (a) above shall be placed with companies reasonably acceptable to Owner and Operator and shall include as additional insureds the Condominium Association if requested by the Condominium Association in writing (and the Association agrees to pay its share of the premiums), and the holder of any mortgage instrument if requested by

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Owner in writing, as their respective interests may appear, with a provision requiring that all named insureds be given thirty (30) days' prior notice of cancellation (if possible).
               (c) Within fifteen (15) days of written request by Owner, Operator shall deliver to Owner certificates evidencing that all insurance required to be maintained under this Agreement is in full force and effect. In addition, at least thirty (30) days prior to the date on which any insurance premiums must be paid to prevent delinquency thereof, Operator will, upon request of Owner, deliver to Owner a statement or statements showing the amount of the premiums required to be paid, the name and mailing address of the party to whom the same is payable and receipts reflecting that all such amounts have been fully paid.
               (d) Notwithstanding any provision in this Agreement to the contrary, in no event shall Operator be liable to Owner or any other party for damages in connection with its failure to obtain or maintain levels or types or classes of insurance coverage sufficient to satisfy the cost of any casualty, claim, award or judgment.
     9.2 WORKER'S COMPENSATION INSURANCE. Owner and Operator shall maintain Worker's Compensation Insurance for its respective employees of the Hotel, up to the statutory limit, including broad form all states coverage and Employer's Liability of at least $100,000; the costs thereof shall be treated as Expenses hereunder. Within fifteen (15) days of receipt of a written request, each party shall furnish the other with an insurance certificate evidencing that it has obtained such required Worker's Compensation Insurance.
     9.3 WAIVER OF SUBROGATION. Anything in this Agreement to the contrary notwithstanding, Owner and Operator hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against such party, its agents, officers and employees, for any loss or damage that may occur to the Hotel Lot or Commercial Unit by reason of fire or casualty, regardless of cause or origin, including negligence of Operator or Owner and their respective agents, officers and employees to the extent any insurance covering such loss or damage is not invalidated by such waiver and release. Owner and Operator agree to use reasonable efforts to obtain a waiver of subrogation from the respective insurance companies which have issued policies of insurance covering the Hotel Lot and/or the Commercial Unit by giving to such companies written notice of the terms of the waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the waivers.

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                                    ARTICLE X

                                 INDEMNIFICATION

     10.1      INDEMNIFICATION.
               (a)     INDEMNIFICATION OF OWNER.
                       (i) Operator agrees to indemnify and hold Owner free and harmless from any action, suit, debt, expense, claim, loss or injury, demand, judgment and settlement (including reasonable attorney's fees and litigation expenses) which Owner may sustain, incur or assume as a result of, or relative to, any allegation, claim, civil or criminal action, proceeding, charge or prosecution (collectively "CLAIMS") which may be alleged, made, instituted or maintained against Operator or Owner, jointly or severally, arising out of or based upon or in connection with: (A) the performance by Operator of Operator's obligations under this Agreement and/or the Condominium Unit Lease Agreements and/or Cabana Lease Agreements, (B) the failure by Operator to comply with any of the terms and provisions of this Agreement, (C) any negligent act or willful misconduct of Operator or its agents or employees, (D) any action taken by Operator or its agents or employees beyond the scope of Operator's authority as set forth in this Agreement and/or the Condominium Unit Lease Agreements and/or Cabana Lease Agreements, (E) the failure by Operator to comply with all laws, ordinances, codes, regulations and decisions with respect to the Hotel Operations, including without limitation, the ADA (as defined in SECTION 12.1),
(F) any alleged or actual violations of federal or state securities laws, including, without limitation, violations of federal or state securities laws relating to the Operator's marketing and promotion of the Condominium Unit Lease Agreements and/or Cabana Lease Agreements, and (G) any alleged or actual misrepresentation or fraud by Operator or its agents or employees relating to the enticement of Unit Owners to enter into Condominium Unit Lease Agreements or Cabana Owners to enter into Cabana Lease Agreements.
                       (ii) Notwithstanding the foregoing, Operator shall not be liable to indemnify and hold Owner harmless from any loss, liability or cost which results from: (A) any Construction Defects (hereafter defined) in the Hotel Lot and/or the Condominium Lot and/or any Unit and/or the Parking Garage Lot, latent or otherwise, and including, without limitation, any Claims which may be alleged, made, instituted or maintained by a past, present or prospective purchaser or owner of a Unit, a Cabana, the Hotel Lot, or the Parking Garage Lot

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(for purposes hereof, the term "CONSTRUCTION DEFECTS" shall mean (x) all defects
(latent or otherwise) in construction, including without limitation, "structural defects" (as such term is defined in SECTION 3.2(c) hereof), design defects and defects in materials or workmanship, (y) non-conformance with the final plans and specifications approved by Operator, or (z) failure to comply with applicable law in relation to the design, construction or materials), (B) the failure by Owner to comply with any of the terms and provisions of this Agreement, (C) any action taken by Owner or its agents or employees beyond the scope of Owner's authority as set forth in this Agreement, (D) the failure by Owner to comply with all laws, ordinances, codes, regulations and decisions with respect to the sales and marketing of Units or Cabanas or ownership of the Hotel Lot (excluding ADA compliance, which shall be governed by the provisions of SECTION 12.1), (E) any alleged or actual violations of federal or state securities laws, including, without limitation, violations of federal or state securities laws relating to the Owner's marketing and promotion of the Condominium Lease Agreements and the Units and/or the Cabana Lease Agreements and the Cabanas, (F) any alleged or actual misrepresentation or fraud by Owner or its agents or employees relating to the sale of Units or Cabanas or the promotion of the Rental Program, (G) any Claims which may be alleged, made, instituted or maintained by a past, present or prospective purchaser or owner of a Unit, a Cabana, the Hotel Lot, or the Parking Garage Lot based on actions or inactions of the Owner or its personnel or agents which are in violation of any covenant, term, provision or representation made by Owner herein (including, without limitation, the provisions set forth in ARTICLE IV hereof), or in violation of federal or state laws relating to the Owner's marketing and promotion of the Condominium Unit Lease Agreements and/or Units or the Cabana Lease Agreements and/or Cabanas, or sale of the Units or Cabanas, or (H) any responsibility, liability or obligation of Owner as the developer of the Hotel Project, the "Declarant" under the POA Covenants or the "Declarant" under the Declaration of Condominium.
                       (iii) The provisions of this SECTION 10.1(a) shall not constitute a release of any rights of Owner arising as a result of any breach or default by Operator of a provision of this Agreement and shall not supersede any right of termination belonging to Owner.
               (b)     INDEMNIFICATION OF OPERATOR.
                       (i) Owner agrees to indemnify and hold Operator free and harmless from any action, suit, debt, expense, claim, loss or injury, demand, judgment and settlement

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(including reasonable attorney's fees and litigation expenses) which Operator may sustain, incur or assume as a result of, or relative to, claims which may be alleged, made, instituted or maintained against Operator or Owner, jointly or severally, arising out of or based upon or in connection with (A) the failure by Owner to comply with any of the terms and provisions of this Agreement, (B) any negligent act or willful misconduct of Owner or its agents or employees, (C) any action taken by Owner or its agents or employees beyond the scope of Owner's authority as set forth in this Agreement, (D) the failure by Owner to comply with all laws, ordinances, codes, regulations and decisions with respect to the sales and marketing of Units or Cabanas or ownership of the Hotel Lot or Commercial Unit (excluding ADA compliance, which shall be governed by the provisions of SECTION 12.1), (E) any alleged or actual violations of federal or state securities laws, including, without limitation, violations of federal or state securities laws relating to the Owner's marketing and promotion of the Condominium Unit Lease Agreements and/or the Units or the Cabana Lease Agreements and/or the Cabanas, (F) any alleged or actual misrepresentation or fraud by Owner or its agents or employees relating to the sale of Units or Cabanas or the promotion of the Rental Program, and (G) any Claims which may be alleged, made, instituted or maintained by a past, present or prospective purchaser or owner of a Unit, a Cabana, the Hotel Lot, or the Parking Garage Lot based on actions or inactions of the Owner or its personnel or agents which are in violation of any covenant, term, provision or representation made by Owner herein (including, without limitation, the provisions set forth in ARTICLE IV hereof), or in violation of federal or state laws relating to the Owner's marketing and promotion of the Condominium Unit Lease Agreements and/or Units or the Cabana Lease Agreements and/or Cabanas, or sale of the Units or Cabanas, (H) any responsibility, liability or obligation of Owner as the developer of the Hotel Project, the Declarant under the POA Covenants or the Declarant under the Declaration of Condominium, and (I) Owner's default under the Trump Agreement or amendment of the Trump Agreement without Operator's consent in violation of
SECTION 3.9 hereof.
                       (ii) Notwithstanding the foregoing, Owner shall not be liable to indemnify and hold Operator harmless from any such loss, liability or cost which results from the gross negligence, fraud or willful misconduct of Operator or any agent, employee or licensee of Operator.

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                       (iii)     The provisions of this SECTION 10.1(b) shall
not constitute a release of any rights of Operator arising as a result of any breach or default by Owner of a provision of this Agreement and shall not supersede any right of termination belonging to Operator.
               (c) LEGAL FEES, ETC., PROCEDURES. Each indemnitor under this Article shall reimburse each indemnitee for any reasonable legal fees and costs, including reasonable attorney's fees and other litigation expenses, incurred by such indemnitee in connection with investigating or defending against Claims with respect to which indemnity is granted hereunder; provided, however, that an indemnitor shall not be required to indemnify an indemnitee for any payment made by such indemnitee to any claimant in settlement of Claims unless such payment has been previously approved by the indemnitor, which approval shall not be unreasonably withheld or delayed.
               (d) INDEMNIFIED PARTIES. The indemnities contained in this Article shall run to the benefit of both Operator and Owner, and their respective Affiliates, and the directors, officers, partners, and employees of Operator and Owner and of their respective Affiliates.
               (e) SURVIVAL. The provisions of this Article shall survive any cancellation, termination or expiration of this Agreement or the Term, whether by lapse of time or otherwise, and shall be binding upon Owner and Operator and their respective successors and assigns.
               (f) The indemnities contained in this Article shall exclude indemnifying a party for any consequential damages.

                                   ARTICLE XI

                        OWNER'S AND OPERATOR'S COVENANTS

     11.1      INITIAL CONSTRUCTION.
               (a) TIMING AND CONSTRUCTION STANDARDS. Owner will use diligent efforts to obtain financing and complete construction of the Hotel Project (as evidenced by the issuance of the applicable Certificates of Occupancy for the Hotel Lot, Commercial Unit, Units and Parking Garage Lot) as quickly as practicable. Without limiting the generality of the foregoing, from and after the Commencement Date (which, by definition will not occur until at least 185 Units have received a Certificate of Occupancy and been submitted to the Rental Program), Owner shall use diligent efforts to obtain Certificates of Occupancy on all remaining Units as quickly as possible, but in no event later than ninety (90) days after the Commencement Date. Owner shall

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construct, and the Condominium Lot shall contain, a total of 372 residential
Units and one commercial unit,, which number shall not be increased above 388 residential Units without Operator's prior, written consent. Owner shall cause the Hotel Project to be constructed (a) subject to the Operating Standard, in a good and workmanlike manner, with finishes and workmanship comparable in quality to the finishes and workmanship of the Sonesta Beach Resort Key Biscayne, (b) in accordance with all applicable laws and regulations, and (c) in accordance with the plans and specifications approved by Operator and Donald J. Trump. Operator has sole discretion to approve any developer other than Owner. Prior to Owner engaging any general contractor or construction manager for the Hotel Project, Owner shall obtain Operator's approval of said entity, which approval Operator shall not unreasonably withhold provided, with respect to the general contractor, if any, said general contractor has E&O coverage and either (i) is bondable; or (ii) has experience on similar projects, has a good reputation for completing similar projects and is financially capable of completing the Hotel Project. Operator confirms that it has consented to Owner retaining GS2 Corporation as the construction manager for the Hotel Project. Owner covenants to deliver to Operator, at the time the contract with the general contractor or construction manager is executed and delivered, a certificate from the architect, general contractor or construction manager in favor of Operator, (x) acknowledging that Owner will be assigning to Operator its rights to make claims against said entity in connection with defects in the Hotel Lot and/or the Commercial Unit and its rights to make claims against said entity in connection with any warranties pertaining to the Hotel Lot and/or the Commercial Unit.
               (b) CONSTRUCTION OVERSIGHT AND PUNCH LIST. Operator shall have the right to retain a qualified construction consultant to review the plans and specifications and to monitor construction through monthly inspections coordinated with Owner's project architect. On or about the time of issuance of the certificate of occupancy for the Hotel Lot, Operator and Owner's project architect shall jointly inspect the Hotel Lot and other parts of the Project to be utilized in the Hotel Operations, including the Commercial Unit and shall create a punch list of items to be finished or corrected. Owner covenants to promptly finish or correct, or cause its contractors to promptly finish or correct, all punch list items. The Commencement Date shall not occur until Operator is satisfied that the Hotel Lot and Commercial Unit are in all respects ready for occupancy and full business operation by Operator, except for minor punch list items

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which, in Operator's reasonable judgment, do not materially interfere with the full normal operations of the Hotel. If Owner fails, in Operator's reasonable judgment to promptly commence to correct any punch list item and diligently pursue same to completion, then Operator shall have the right (but not the obligation), after thirty (30) days prior notice to Owner (and Owner's failure to finish or correct the item(s) within said notice period), to finish or correct the subject punch list items, at Owner's expense, and offset the costs against future Owner's Return.
               (c) DEFECTS. After Operator takes occupancy of the Hotel Lot and Commercial Unit, it shall provide Owner with notice of matters related to Construction Defects, although failure to provide such notice will not constitute a waiver of claims with regard to the defects. Owner may address or cause the appropriate contractor to address the defects as to which notice is provided, but shall do so with as little impact to the Hotel operations as reasonably possible. If Owner fails, in Operator's reasonable judgment, to promptly commence to remedy any such defect and diligently pursue same to completion, Operator shall have the right (but not the obligation), after thirty
(30) days prior notice to Owner (and Owner's failure to correct the defect within said notice period), to correct the defect, at Owner's expense, and offset the costs against future sums owed by Operator to Owner.
               (d) OWNER'S WARRANTIES. If and when Operator or an Affiliate of Operator becomes the owner of the Hotel Lot and/or Commercial Unit, Owner shall grant the purchaser all of the same warranties afforded to purchasers of residential condominium units by Section 718.203(1)(a)-(f) of the Florida statutes (even though the Hotel Lot and Commercial Unit are not residential condominiums, Owner grants parallel warranties to Operator as those set forth in
Section 718.203(1)(a)-(f)), and shall assign to the purchaser (or cause to be assigned to the purchaser), all of Owner's rights (and if Owner is not in direct privity with the subject contractor, shall also cause the Owner Affiliate who is in direct privity to assign all of its rights) to make claims and enforce warranties and contract rights with respect to the Hotel Lot and/or Commercial Unit against the general contractor, project architect and other contractors and design and development parties that participated in development of the Hotel Project.
               (e) OWNER'S INDEMNITY. Owner agrees to indemnify and hold Operator free and harmless from any action, suit, debt, expense, claim, loss or injury, demand, judgment and settlement (including reasonable attorney's fees and litigation expenses) which Operator may

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sustain, incur or assume as a result of, or relative to: (i) Owner's failure to promptly commence to complete or correct the punch list items and diligently pursue same until completed or corrected, (ii) Owner's failure to promptly commence to correct and diligently pursue to completion the correction of any Construction Defects (as defined in SECTION 10.1(a)(i)) in the Hotel Lot and/or the Condominium Lot and/or Parking Garage Lot and/or any Unit, the Commercial Unit or Cabana, latent or otherwise, (iii) any claims which may be alleged, made, instituted or maintained by a past, present or prospective purchaser or owner of the Hotel Lot, the Parking Garage Lot, a Unit, the Commercial Unit or a Cabana, pertaining to Construction Defects in the Hotel Lot and/or the Condominium Lot and/or Parking Garage Lot and/or any Unit, the Commercial Unit or Cabana, latent or otherwise, or (iv) claims which may be alleged, made, instituted or maintained by any person or entity pertaining to the sale and marketing of the Units and/or Cabanas and the Rental Program; unless caused by the gross negligence or willful misconduct of Operator. Operator shall be entitled to assume that Owner causes compliance with controls over the sales and marketing process (e.g., adherence to sales scripts and compliance with guidelines for SEC compliance).
               (f) SURVIVAL. The provisions of this SECTION 11.1 shall survive termination of this Agreement or the Term and purchase of the Hotel Lot and/or Commercial Unit by Operator or an Affiliate of Operator; however, the indemnities set forth in SECTION 11.1(e)(i) and SECTION 11.1(e)(ii) shall expire one year after substantial completion of the Hotel Project, and the indemnities set forth in SECTION 11.1(e)(iii) and SECTION 11.1(e)(iv) shall terminate upon expiration of the statute of limitations applicable to the type of claim indemnified against.
     11.2 INITIAL FF&E. The design plans and initial budget to furnish the Hotel Lot and the Commercial Unit (the "INITIAL FF&E BUDGET") shall be subject to Owner's, Operator's and Donald J. Trump's prior, written approval and to compliance with the Operating Standard. All items of the initial Furniture, Fixtures and Equipment to furnish the Hotel Lot and Commercial Unit (the "INITIAL FF&E"), shall either be selected by Operator and approved by Owner and Donald J. Trump OR selected by Owner and/or Donald J. Trump and approved by Operator in their respective discretion prior to any party ordering or purchasing any item of the Initial FF&E. The artwork which is part of the Initial FF&E shall be selected by Operator, but is subject to the approval of Donald J. Trump and the Owner, however, in the event of a disagreement over the selection of the artwork, the opinion of the Operator shall prevail, subject to the artwork selected

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by the Operator being commensurate with artwork for a first class hotel in a metropolitan area in the United States. Owner shall be responsible for the first $3,000,000 worth of Initial FF&E reflected in the budget ("OWNER'S FF&E CAP"), which $3,000,000 may include standard hotel quality wall coverings (wallpaper or vinyl), area rugs or wall-to-wall carpeting, but shall not include hard flooring. For purposes of this Agreement, hard flooring shall not constitute Furniture, Fixtures and Equipment and Owner shall be responsible for all costs and expenses of purchasing and installing the initial hard flooring in the Hotel Lot in addition to the Owner's FF&E Cap referred to above. If the Initial FF&E Budget exceeds Owner's FF&E Cap, then Operator shall bear the excess costs above Owner's FF&E Cap except that the Trump Incremental Costs (as hereinafter defined), may be offset against Excess Owner Return sums whenever Net Operating Profit is sufficient to generate Excess Owner Return sums. For purposes hereof "Trump Incremental Costs" means the incremental costs of the Initial FF&E attributable to the higher standard imposed by the Trump Agreement compared to the standard that would have applied to Operator's management under this Agreement had the Trump Agreement not been entered into (the "ORIGINAL STANDARD"), which Original Standard was that of a high quality hotel operating at a four-star standard comparable to other four-star hotels in Southeast Florida. The additional costs of the Initial FF&E required to comply with the Trump Standard that would not have been required to comply with the Original Standard shall be referred to herein as the "TRUMP INCREMENTAL COSTS." Operator shall place the orders to purchase all items of Initial FF&E, shall pay the invoices (using Owner's funds for the first $3,000,000 as specified herein) and shall perform the accounting services to keep track of all such purchases. Operator shall be entitled to collect its then-current mark-up with respect to all item purchased by Operator, up to a maximum of seven percent (7%), unless Owner consents to a greater amount.
     Operator may lease, rather than purchase, the excess Initial FF&E for which Operator is financially responsible (the "EXCESS FF&E"), in which event the lease payments for up to $1,000,000 worth of such Excess FF&E shall be treated as Expenses hereunder and the balance of such lease payments shall be excluded from Expenses hereunder. In lieu of leasing the Excess FF&E, upon mutual agreement of the parties, Owner or an Affiliate of Owner may loan

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the funds to Operator to purchase the Excess FF&E at an interest rate of 1 point above the "Prime Rate" listed in the WALL STREET JOURNAL at the time the loan is made, in which event the funds used by Operator to repay the loan (up to a maximum principal amount of $1,000,000) shall be treated as Expenses hereunder. In the event Operator leases or finances more than $1,000,000 worth of Excess FF&E, and this Agreement terminates prior to termination of such lease or loan obligations for any reason other than the purchase of the Hotel Lot by Operator or its Affiliate, Operator shall buy out or pay off any such remaining lease or loan obligations. For Ten and No/100ths Dollars ($10.00) and other consideration received, Sonesta International Hotels Corporation, by its signature below, joins into this Agreement for the sole purpose of guarantying Operator's obligation (and no other obligations) to buy out or pay off said remaining FF&E lease or loan obligations in the event this Agreement terminates prior to termination of such lease or loan obligations for any reason other than the purchase by Operator or its Affiliate of the Hotel Lot. Operator shall pay all FF&E lease and loan payments when due. Owner shall bear the cost for all furniture, fixtures and equipment initially furnished in the Units and Cabanas. Subject to the Operating Standard, the furniture, fixtures and equipment initially furnished in the Units will be comparable to the furniture, fixtures and equipment in units at the Sonesta Beach Resort Key Biscayne in terms of style and quality. The design plans and budgets for the furniture, fixtures and equipment to be furnished initially to the Units and Cabanas, and purchase of such furniture, fixtures and equipment, shall be subject to Operator's prior written approval.
     The parties agree that the Patrick Kennedy contract has been terminated and Spillis Candela DMJM, has been retained as the designer for the Hotel Lot and the Condominium Units. Owner shall pay for $276,000 of the budgeted design fees for the Hotel Lot (and 100% of

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the design fees for the Condominium Units and Cabanas). If the total design fees for the Hotel Lot set forth in the approved Initial FF&E Budget (as amended by mutual agreement from time to time), including fees to both Patrick Kennedy and his successor, exceed $276,000, then Owner shall be responsible for paying the portion of the excess above $276,000 that can be added to the Initial FF&E
Budget without causing the Initial FF&E Budget to exceed a total of $3,000,000, and Operator shall be responsible for paying the rest (the portion of the excess design fees above $276,000 paid by Operator shall be referred to hereinafter as the "DESIGN FEE DEFICIENCY AMOUNT"). Operator shall be entitled to reimbursement of the Design Fee Deficiency Amount, up to a maximum of $200,000, by means of offset against Excess Owner Return sums whenever Net Operating Profit is sufficient to generate Excess Owner Return sums. The Design Fee Deficiency
Amount not yet reimbursed to Operator at any point in time shall be referred to hereinafter as the "UNREIMBURSED DESIGN DEFICIENCY AMOUNT." If this Agreement is terminated prior to expiration of the Term due to Owner's default or wrongful termination or due to Operator's exercise of its Early Termination Right, in addition to any other sums that may be due to Operator, Owner shall be obligated to pay to Operator the Unreimbursed Design Deficiency Amount as of the termination date, within ten (10) days after receipt of Operator's invoice or other written demand for such sum, together with documentation confirming the amount due. If this Agreement is terminated prior to expiration of the Term due to Operator's default, Owner shall have no obligation to pay to Operator the Unreimbursed Design Deficiency Amount upon termination. Under certain circumstances described in SECTION 2.2, Owner may be required to pay to Operator the Unreimbursed Design Deficiency Amount in the event the Term is not renewed.
     11.3 AMENDMENTS TO DECLARATION OF CONDOMINIUM OR POA DOCUMENTS. The current versions of the Declaration of Condominium and the POA Covenants, as of the Effective Date,

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are attached hereto as composite EXHIBIT "C". On or before the Commencement
Date, Owner shall, in its capacity as "Declarant" and/or "Developer," subject to the rights of Donald J. Trump under the Trump Agreement to approve certain amendments to the Declaration of Condominium and the POA Covenants if such amendments adversely affect the Trump Standard (as such term is defined in the Trump Agreement) or the License Fee, amend the Condominium and POA Association documents as set forth on SCHEDULE 11.3 attached hereto, in a manner mutually acceptable to Operator and Owner. Owner covenants that, as long as Owner maintains control over the Condominium Association or the POA Association, it will not propose, consent to or otherwise finalize or record any amendment to the Declaration of Condominium, the POA Covenants or the Articles or By-Laws of the Condominium Association or the POA Association that is "material and detrimental as to its effect" upon Operator, or that requires the consent of the Hotel Lot owner, or that adversely affects the Commercial Unit, without obtaining the prior written consent and approval of Operator to any such amendment, which consent may be withheld by Operator in its sole discretion. Owner covenants that, after Owner no longer maintains control over the Condominium Association or the POA Association, it will not propose, consent, approve or otherwise finalize or record any amendment to the Declaration of Condominium, the POA Covenants or the Articles or By-Laws of the Condominium Association or the POA Association that is material and detrimental as to its effect without obtaining the prior written consent and approval of Operator to any such amendment, which consent may be withheld in Operator's sole discretion. Notwithstanding the foregoing, Operator shall not unreasonably withhold its consent to any amendment referenced in SCHEDULE 11.3 or required by applicable law or by governmental authority having jurisdiction. For purposes of this paragraph, an amendment shall be "material and detrimental as to its effect" only if it can reasonably be expected to have an adverse financial effect on the Hotel, the Rental Program or the Hotel Operations or if it can reasonably be expected to have more than a diminimus adverse effect in any other respect (other than financially). The provisions of this SECTION 11.3 shall not survive termination of this Agreement or the Term unless such termination results from the purchase of the Hotel Lot by Operator or an Affiliate of Operator.
     11.4 PARKING FACILITIES. The parking garage that will service the Hotel (the "PARKING GARAGE") will be located on the Parking Garage Lot, not the Hotel Lot, and Operator shall have no obligation to operate or oversee operation of the Parking Garage pursuant to this Agreement.

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The Parking Garage will be operated by the owner of the Parking Garage Lot or its designee in accordance with the Parking Agreement. The POA Covenants shall include an easement (the "Parking Easement") in favor of the Hotel Lot granting the owner of the Hotel Lot, and its successors and assigns, a perpetual, non-exclusive easement for access to and use of the Parking Garage upon terms and conditions reasonably acceptable to Owner and Operator, but specifically granting the owner of the Hotel Lot the right to use the greater of 400 parking spaces within the Parking Garage or the number of parking spaces within the Parking Garage required in order to comply with applicable zoning requirements (as such requirements may be changed from time to time), and permitting the owner of the Parking Garage Lot or its designee to charge for parking provided the rates are competitive with the rates charged at similar hotels in Miami-Dade County, Florida and provided Hotel employees and Hotel conference/affair guests are charged a discounted rate which is competitive with such discounted rates charged at similar hotels in Miami-Dade County, Florida. In addition, simultaneous with the execution of this Agreement, the parties shall execute the Parking Agreement and Irrevocable License of Hotel Owner's Interests Under Parking Agreement, which are attached hereto as composite SCHEDULE 11.4 (collectively, the "PARKING AGREEMENT"). In the absence of the Parking Agreement, or in the event of a default under and/or termination of the Parking Agreement, Operator shall benefit from the Parking Easement, and shall have the right to use the greater of 400 parking spaces within the Parking Garage or the number of parking spaces within the Parking Garage required in order to comply with applicable zoning requirements (as such requirements may be changed from time to time). The Parking Easement and Parking Agreement shall be superior to any financing affecting the Parking Garage Lot, or shall be subordinated only in the event Operator receives a non-disturbance agreement from the lender in form and substance reasonably acceptable to Operator. This provision shall not survive termination of this Agreement or the Term unless such termination results from the purchase of the Hotel Lot by Operator or an Affiliate of Operator.
     11.5 FUTURE DEVELOPMENT SITE. Owner covenants with Operator that if Owner or an Affiliate develops either or both of the two (2) sites (one of which is owned by Owner or its Affiliate and the other which is under a purchase contract or option by Owner or its Affiliate) that are adjacent to the Land (the "FUTURE DEVELOPMENT SITES") as part of the Trump Grande Ocean Resort and Residences master development: (i) the Future Development Site(s) developed

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by Owner or its Affiliate(s) will be developed only as a high rise residential condominium or apartment or a condominium hotel or any combination thereof, and
(ii) such development shall be subject to Operator's reasonable approval as to location, site plan, footprint and architectural compatibility, which approval shall be granted or denied (with written explanation of objections if denied) within twenty (20) days from Owner's delivery of applicable drawings or other materials together with written request for approval. Operator hereby acknowledges that it reviewed and approved a preliminary site plan and architectural rendering of the Future Development Site currently called the Residences at Ocean Grande and to be changed to the name Trump Palace, prior to the date that this Agreement was executed; subject to Donald J. Trump's rights of approval under the Trump Agreement, any material changes thereto shall require Operator's approval. The other Future Development Site is referred to herein as Trump Royale. Operator covenants with Owner, that if Owner or an Affiliate develops one or both of the Future Development Sites, Operator shall permit up to seventy five (75) owners, guests and invitees of the Future Development Sites at any given time to have access to and use of the Hotel facilities (including without limitation the swimming pool, beach, spa and fitness center, and lobby) on the same basis as owners, guests and/or invitees of the Hotel (that is, without charge if Operator does not charge owners, guests and invitees of the Hotel for the same, and at the same charge if Operator does charge owners, guests and/or invitees of the Hotel for same), subject to any reasonable rules and regulations promulgated by the Operator and the purchase of access cards at reasonable cost if so required by the Operator. Operator reserves the right, however, if more than 75 unit owners, guest or invitees from the Future Development Sites are using the Hotel facilities at any given time, to charge them a fee for such use, even if comparable owners, guests and/or invitees of the Hotel are not charged a fee for such use/services.
     If Owner or its Affiliate develops Trump Palace and/or Trump Royale, Owner covenants to cause the developer to use best efforts to minimize noise and disruption to the Hotel and Parking Garage from construction of Trump Palace and/or Trump Royale. In the event of loss of Gross Revenues to the Hotel due to such noise or disruption from the construction of Trump Palace, the Owner Return during such period shall be reduced by an amount equal to twenty-five percent (25%) of the reduction in Gross Revenues. In addition, during the time when piles are being driven into the ground at Trump Palace, the Owner Return shall be 85% of Net Operating Profit (with no Operator's Guaranty), payable on the tenth day of each month in arrears.

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     11.6      TITLE COVENANTS. Owner further covenants and agrees:(a) to promptly remove, discharge or bond any and all liens suffered to be placed on the Land or Hotel Lot or Commercial Unit or any part thereof, not caused by Operator, in order that the possession of the Hotel Lot and/or Commercial Unit by Operator shall not be disturbed; (b) except for the specific permitted exceptions listed in Option Attachment #3 to the Option Rider (which is SCHEDULE 5.5(a) hereto), to incur no encumbrances, easements, liens, covenants, charges, burdens, claims, restrictions or other rights of third persons with respect to the Land or Hotel Lot or Commercial Unit , including rights and obligations secured thereby, which may, in Operator's reasonable judgment, materially adversely affect the Hotel Operations, title to the Land or the Hotel Lot or Commercial Unit, except for mortgages that can be released for a sum less than the applicable Option purchase price during the Option Term or, after expiration of the Option Term, less than the fair market value; (c) not to do or fail to do anything that would violate the terms, covenants, conditions and obligations to be made, kept, observed or performed by Owner under any concession, security instrument or other agreement in respect of the Hotel Lot or Commercial Unit that would adversely affect the Hotel Operations; and (d) not to enter into any development or similar agreement without prior notification to Operator that would encumber or restrict the Hotel Lot or Commercial Unit or require payment of money by the owner of the Hotel Lot or Commercial Unit, which restriction or payment obligation would survive beyond Operator's acquisition of the Hotel Lot. or Commercial Unit.
     11.7 PRE-OPENING SERVICES. No later than six (6) months prior to the anticipated Commencement Date, the Pre-Opening Budget shall be prepared by Operator and approved by Owner, and shall reflect that Operator shall spend no less than $200,000 on Pre-Opening Expenses. Operator shall be responsible for the payment of all items of expenses in the approved Pre-Opening Budget, as the same may be amended as set forth herein; provided, however, that Operator shall be entitled to recover all Pre-Opening Expenses by deducting them as Expenses, except that no more than one third of the original aggregate amount of Pre-Opening Expenses incurred by Operator may be deducted as Expenses in any single year. The total amount of Pre-Opening Expenses that has not yet been recovered by Operator at any point in time shall be referred to herein as the "UNREIMBURSED PRE-OPENING EXPENSE AMOUNT." If this Agreement is terminated prior to expiration of the Term (including, without limitation, termination due to Operator's exercise of its Early Termination Right), and there remains at that time an

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Unreimbursed Pre-Opening Expense Amount, in addition to any other sums that may be due to Operator, Owner shall be obligated to pay to Operator the Unreimbursed Pre-Opening Expense Amount within ten (10) days after receipt of Operator's invoice or other written demand for such sum together with backup showing the amount owed, unless this Agreement was terminated due to Operator's default. If this Agreement is terminated prior to expiration of the Term due to Operator's default, Owner shall have no obligation to pay to Operator the Unreimbursed Pre-Opening Expense Amount upon termination. Under certain circumstances described in SECTION 2.2, Owner may be required to pay Operator the Unreimbursed Pre-Opening Expense Amount in the event the Term is not renewed. Owner agrees that the Pre-Opening Budget will be intended only to be a reasonable estimate and may need to be adjusted should opening conditions or circumstances change. Owner acknowledges that the Pre-Opening Budget will be premised upon an assumed soft opening and subsequent Commencement Date. If the actual Commencement Date is later than the assumed date or if opening conditions materially change, certain line items of the Pre-Opening Budget will need to be reasonably adjusted in order to ensure a successful opening of the Hotel. Owner agrees to reasonably consider and approve requests from Operator for such changes in the Pre-Opening Budget. Operator, for and on behalf of Owner, is authorized to take all action deemed necessary by Operator to implement, perform and/or cause the performance of the items set forth in the Pre-Opening Budget.
     During the period prior to the Commencement Date, regular periodic inspections, including a final pre-opening inspection, shall be conducted jointly by Owner and Operator for the purpose of insuring substantial compliance with the plans and specifications for the Hotel Project. Owner agrees to take all reasonable measures necessary to remedy any deficiencies pursuant to the plans and specifications and requirements of this Agreement indicated by such pre-opening inspection. Should Operator elect, it may accept the Hotel Lot and/or Commercial Unit conditionally, subject to such deficiencies being remedied by Owner. Any acceptance of the Hotel Lot and/or Commercial Unit by Operator shall have no binding effect and may be rescinded by Operator if any such deficiency or deficiencies shall subsequently be discovered or Owner fails to satisfactorily remedy any identified discrepancies. In addition, Owner shall make

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the Hotel Lot and Commercial Unit available for Operator's performance of the Pre-Opening Services.
     11.8 DEZER UNITS. Operator acknowledges and agrees that Owner (or any designee of Owner) intends to own up to eight (8) units in the Condominium (the "DEZER UNITS"), which shall be deemed "permanent residences" for the purpose of complying with the existing zoning code restriction mandating that only five percent (5%) of the units in the Condominium may be used as permanent residences. Notwithstanding anything to the contrary herein, or in any of the Rental Program documents other than executed Dezer Unit Lease Agreements, Owner (in its sole discretion) shall establish the rental rates for the Dezer Units and Owner shall receive the rental revenue and other income from the Dezer Units as set forth in the applicable Dezer Unit Lease Agreement, less a minimum per diem charge of approximately $50.00 (which amount shall be subject to cost of living increases on an annual basis) for each day the Dezer Units are rented in the Rental Program, but only if Owner elects, in its sole discretion, to have housekeeping services provided by Operator to the Dezer Units.
     11.9 SALES OFFICE. Operator acknowledges and agrees that Owner shall have the right to occupy up to 400 square feet of commercial space in the lobby of the Hotel in the area where the other commercial spaces are located, at a specific location within such area as shall be mutually agreed by Owner and Operator, for use by Owner as a real estate sales office for the sale and resale of timeshare and condominium units located in buildings developed by Owner or an Affiliate of Owner and other real estate (the "SALES OFFICE"), and for no other purpose, pursuant to a written lease agreement which, among other things, shall contain the terms and conditions set forth in this paragraph and address responsibility for utilities, insurance, standards of operation, etc. Operator acknowledges that Owner shall have the right to occupy the Sales Office at no charge during the Term of this Agreement and, if Operator or its Affiliate purchases the Hotel Lot, for so long as the Hotel is in operation, provided the Sales Office is continually operated by Owner with at least one trained sales person during the hours of 10:00 a.m. through 5:00 p.m. Monday through Friday, excluding holidays. Owner hereby agrees, and the Sales Office lease shall provide, that Owner shall subordinate its interest under the Sales Office lease to the lien of any mortgage against the Hotel Lot, provided the mortgagee delivers a non-disturbance agreement to Owner in form and substance reasonably acceptable to Owner. The

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Sales Office shall be part of the Hotel Lot and not a separate non-condominium lot or condominium unit. Owner shall have the exclusive right, for a period of three (3) years from the Commencement Date, to operate a real estate sales office within the Hotel Lot (which real estate office shall be located within the Sales Office). This paragraph survives termination of this Agreement due to purchase of the Hotel Lot by Operator or an Affiliate of Operator. Owner and Operator shall record a memorandum of the Sales Office lease upon purchase of the Hotel Lot by Operator or an Affiliate of Operator, immediately after the deed is recorded.
     11.10 PROMOTIONAL MATERIALS. Until Seller sells ninety percent (90%) of the residential Units within the Condominium Lot or discontinues its efforts to sell the Units, where feasible in Operator's discretion, Operator shall make available to Owner, at Owner's sole cost and expense and on a non-exclusive basis, space in the hotels that Operator owns, where Owner may place promotional materials pertaining to the Hotel Project and a direct telephone hook-up, for the purpose of marketing sales of Units in the Hotel Project.
     11.11     INTENTIONALLY OMITTED.
     11.12 EXCLUSIVITY. During the Term of this Agreement, Operator shall not operate another hotel, resort, time-share or like facility (including any other hospitality or leisure-related concepts) under the name "Sonesta" from and including Hollywood, in the north, to the northern boundary of Bal Harbour, in the south, and to I-95, in the west, without Owner's prior written consent, which consent may be granted or withheld in Owner's sole and absolute discretion. Until Owner sells ninety percent (90%) of the residential Units within the Condominium Lot or discontinues its efforts to sell the Units, Operator shall not allow the "Sonesta" name to be used in connection with a condominium hotel or a timeshare facility located in Miami-Dade County, Florida without Owner's prior written consent, which consent may be granted or withheld in Owner's sole and absolute discretion, other than the following projects, which Seller hereby acknowledges its consent to: (a) the Sonesta Beach Resort Key Biscayne, (b) the Sagamore (as it is currently referred to) in Miami Beach,
(c) one condominium hotel project in Coconut Grove, and (d) any project(s) in downtown Miami.
     11.13 CABANAS. There will be two types of Cabanas. All cabanas will be part of the Parking Garage Lot. Some of the Cabanas will be physically located within the parking garage structure and will open to the beach (the "BEACH CABANAS"). The other Cabanas will be located on or about the pool deck of the Hotel Lot and will also be owned in fee simple by the owner of

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the Parking Garage Lot (the "POOL CABANAS"). The owner of the Parking Garage Lot will have the right to license or lease the Beach Cabanas and Pool Cabanas on a long term basis to Owners of Units in Trump International Sonesta Beach Resort and to the owner of the Hotel Lot, but not to the general public or any person or entity that does not own a Unit in Trump International Sonesta Beach Resort or own the Hotel Lot, and not on a short term basis. The Owner of the Parking Garage Lot and the lessees and/or licensees under such long term lease agreements and/or license agreements of Cabanas shall have the right to place the Cabanas in the Rental Program (the Parking Garage owner and the lessees and/or licensees under such long term lease and/or license agreements of Cabanas shall be referred to herein as "CABANA OWNERS"). Only the owner of the Hotel Lot or its agent shall have the right to rent out the Cabanas on a transient basis, which right Owner assigns to Operator during the term of this Agreement. During the term of this Agreement, Operator shall operate the Cabanas in the Rental Program as part of the Hotel Operations. Owner shall cause the form of Cabana long term lease agreement (and license agreement, if applicable) to include a provision that subjects the lessee (or licensee, as applicable) to the POA Covenants and Operator's rules and regulations. Each such long-term lease (or license, as applicable) will terminate upon conveyance of the lessee's (or licensee's, as applicable) Unit in Trump International Sonesta Beach Resort, unless assigned by the lessee (or licensee, as applicable) to another Unit Owner in Trump International Sonesta Beach Resort or to the Hotel Lot. Owner shall amend the POA Covenants and other applicable documents prior to the Commencement Date to include the provisions contained above in this SECTION 11.13 as well as the following provisions regarding the Cabanas: (a) a residential Unit Owner shall not be permitted to have possession, via long-term lease or license agreement, of more than one Cabana for each residential Unit that it owns in Trump International Sonesta Beach Resort, and (b) Cabana Owners shall be obligated to maintain the structural and non-structural components of their Cabanas, at their own expense, in accordance with the Operating Standard and the rules and regulations promulgated by Operator. Owner, as the "NCL Owner" under the POA Covenants, shall have the exclusive right to establish reasonable rules and regulations governing the use, maintenance and rental of the Cabanas, which right Owner hereby assigns to Operator to enable Operator to operate the Cabanas as part of the Hotel Operations in accordance with the Operating Standard. Operator shall have the right (but not the obligation) to enforce the rules and regulations governing the use, maintenance and rental of the Cabanas by means of self-help,

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fines, liens, withdrawal of violators' rights to use the Shared Facilities, action for damages, injunction, and all other remedies available at law or in equity. The rules to be promulgated by Operator shall prohibit a Unit Owner from renting his/her Cabana to any person or entity except in conjunction with the rental of his/her Unit to the same person or entity. Operator shall have approval rights over the exterior appearance of all Cabanas, the right to maintain keys and enter the Cabanas as necessary, and the right to prohibit pets, unruly behavior, nuisances, etc. in or about the Cabanas.
     11.14     INTENTIONALLY OMITTED.
     11.15 PURCHASING. Except as otherwise provided in SECTION 11.2 regarding Initial FF&E, Operator shall supervise and purchase or arrange for the purchase of all capital items after the Commencement Date, Operating Equipment, food, beverages, inventories, provisions and supplies which in the normal course of business are necessary and proper for the maintenance and operation of the Hotel and shall be entitled to collect its then-current mark-up with respect to such purchased items, which mark-up shall not exceed seven percent (7%) unless Owner consents to a greater amount. Operator shall use reasonable efforts to purchase the FF&E, Operating Equipment and other goods and supplies on competitive terms, including price, giving due regard to maintaining the Quality Standards. If, after the Commencement Date, Owner can purchase the same capital items or substitute capital items that are of equal or greater quality in Operator's reasonable judgment on the same or more favorable delivery terms and at a cost (including any mark-up) that is less than Operator's cost (including any mark-up), then Owner shall purchase such items or instruct Operator to purchase such items using Hotel funds, subject to the Annual Plan and the terms of this Agreement. Notwithstanding the foregoing, Operator and its purchasing subsidiary and affiliates (and not Owner) shall have the exclusive right to purchase all logo items and shall be entitled to charge its standard mark-up on such purchases.
     11.16 MEMBERSHIP CLUB. Owner has the right, pursuant to Section 4.3(h) of the POA Covenants, to establish or create a membership club and require the payment of membership or initiation fees from persons who do not own a Unit. Owner agrees that it shall not establish such membership club during the Term without the prior written consent of Operator; provided, however, that upon written request of Operator, Owner shall establish a membership club during the Term upon terms and conditions reasonably acceptable to Owner and Operator.

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                                   ARTICLE XII

                         AMERICANS WITH DISABILITIES ACT

     12.1 The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Hotel Lot or Commercial Unit depending on, among other things: (1) whether the Hotel Operations and/or the Hotel and/or each Unit and/or each Cabana and/or the Commercial Unit is deemed a "public accommodation" or "commercial facility," (2) whether such requirements are "readily achievable," and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. Owner and Operator hereby agree that Owner shall be responsible for compliance with all requirements of the ADA with respect to the initial construction of the Hotel Lot, Condominium Lot and Parking Garage Lot. As soon as reasonably practicable after substantial completion of the Hotel Project, Owner shall obtain and deliver to Operator a certification by the project architect certifying that the initial construction of the Hotel Lot, Condominium Lot and Parking Garage Lot comply with the then-current ADA requirements. Owner hereby agrees to indemnify, defend and hold Operator harmless from Owner's failure to comply with any requirements of the ADA with respect to the design or construction of the Hotel Lot and/or Commercial Unit , which indemnification shall survive (even if Operator or an Affiliate of Operator purchases the Hotel Lot and/or Commercial
Unit) for a period of one year from the date that Operator receives the project architects certificate of compliance. Owner shall be responsible for compliance with all requirements of the ADA with respect to any alterations to the Hotel Lot and/or Commercial Unit made during the Term (including repair and restoration performed in connection with a casualty event or Condemnation), including the cost of ADA Title III "path of travel" requirements triggered by such alterations. Operator shall be solely responsible for requirements under Title I of the ADA relating to hiring and firing of Hotel employees. Owner hereby agrees to indemnify, defend and hold Operator harmless from Owner's failure to comply with any requirements of the ADA triggered by Owner's alterations or relating to Owner's employees, which indemnity shall survive termination of this Agreement or expiration of the Term.

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                                  ARTICLE XIII

                               HAZARDOUS MATERIALS

     13.1 For purposes of this Article, (a) "ENVIRONMENTAL LAW" means all foreign, federal, state, or local laws, statutes, ordinances, regulations, rules, common law, judgments, orders, court decisions, licenses, which (i) regulate or relate to the protection of or clean-up of the environment, the use, treatment, storage, transportation, handling or release of hazardous substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health or safety of persons or property, or (ii) impose liability with respect to any of the foregoing, including, without limitation, the federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300(1)), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 741 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or any other similar foreign, federal, state or local law of similar effect, each as amended and as currently in effect, and (b) "HAZARDOUS SUBSTANCE" shall mean any contaminate, chemical, waste, irritant, petroleum product, waste product, radioactive material, flammable or corrosive substance, explosive, polychlorinated biphenyls, asbestos, hazardous or toxic substance, material, or waste of any kind, or any other substance regulated by any Environmental Law.
     13.2 Owner represents and warrants that as of the date of execution of this Agreement:
               (a) To the best of Owner's knowledge without any investigation, there has been no release, threatened release, deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage, or filtration of Hazardous Substances at, upon, under or within the Commercial Unit, Hotel Lot or any contiguous real estate; and
               (b) Owner has not caused or permitted to occur any condition which may cause a discharge of, nor shall Owner permit the continued existence of (other than caused by Operator), any Hazardous Substances in amounts that require remedial action, at, upon, under or within the Commercial Unit, Hotel Lot or any contiguous real estate.
     13.3 Owner and Operator shall comply strictly and in all respects with the requirements of the Environmental Laws as such laws may from time to time be in effect.

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Owner and Operator shall each promptly forward to the other copies of all orders, notices, permits, applications or other communications or reports in connection with any discharge of Hazardous Substances or any other matters relating to the Environmental Laws or any similar laws or regulations as they may affect the Commercial Unit, Hotel Lot or any contiguous real estate.
     13.4 Owner shall at all times indemnify and hold harmless Operator against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges and expenses (including attorneys' fees) of any nature whatsoever suffered or incurred directly or indirectly by Operator as a result of the inaccuracy or breach of any representation or warranty by Owner in this Article.
     13.5 Operator shall at all times indemnify and hold harmless Owner against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges and expenses (including attorneys' fees) of any nature whatsoever suffered or incurred directly or indirectly by Owner as a result of any Hazardous Substances on the Commercial Unit or Hotel Lot, in amounts that require remedial action, which were caused by Operator, its employees, agents, licensees and invitees
     13.6 The indemnities set forth in this Article shall survive the termination of this Agreement or the Term, and shall survive the purchase of the Hotel Lot by Operator or an Affiliate of Operator for a period of five (5) years.

                                   ARTICLE XIV

                                  SONESTA MARKS

     14.1 OPERATOR'S USE OF SONESTA MARKS. In its operation of the Hotel, Operator shall not, without the written consent of the Owner, which consent may be given or withheld in Owner's reasonable discretion, utilize trade names, trademarks, service marks, insignias and logos used for hotel services, for other related goods and services and for the hotel business associated therewith that contain the "Sonesta" name or by reason of extent of usage are associated with hotels operated by a member of the Sonesta Group ("SONESTA MARKS"). Owner hereby consents to the following uses of the Sonesta Marks in the operation of the Hotel:

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               (a)     Participate in various sales activities such as
tradeshows at the Sonesta booth sales blitzes, sales training, sales and marketing meetings, and Sonesta sales programs, such as its Account Coverage Program and Sonesta Book'n Bonus (lead referral program)
               (b) Participate in Sonesta travel agent incentive program ("S.T.A.R.") and other loyalty programs
               (c)     Include the Hotel on the Sonesta web site (Sonesta.com)
               (d) Book group and tour business from Sonesta's regional sales offices representing Sonesta Hotels (subject to Sonesta commissions as required)
               (e) Pay Sonesta reservation fees to list hotel and book on GDS systems, internet and European toll free numbers
               (f) Indicate "managed by Sonesta" on hotel items where appropriate, subject to Owner's review
               (g)     Referrals through 1-800 SONESTA reservation office
               (h)     Participation in Sonesta branding campaign and promotions
               (i) Include in corporate directory distributed in all guest rooms, at all tradeshows and through reader response to ads
               (j) Cooperative marketing program utilizing Sonesta's resort hotel database
               (k) Purchase at Sonesta's favorable purchasing rate for advertising and collateral (volume purchases on logo items)
               (l) Capitalize on Sonesta's strong international reputation and relationships
               (m) Participate in Sonesta's lobby poster program promoting the hotel and other Sonesta hotels
               (n) Inclusion of the word "Sonesta" in the Hotel name and all stationary, invoices, advertising materials, contracts and other documents and other items containing the Hotel name.
     In the event Owner consents to the use of Sonesta Marks in connection with the Hotel, the exclusive rights to the use of the Sonesta Marks will nevertheless continue to belong solely to Operator or other members of the Sonesta Group, and are not in any way to be considered appurtenant to the Hotel. Upon the termination (by expiration or otherwise) of this Agreement, all further rights to the use of any Sonesta Marks shall remain in Operator or other members of

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the Sonesta Group. Upon termination or expiration of this Agreement or the Term for any reason other than Operator's exercise of the Option or Right of First Offer, Owner shall remove any signs referring to such trade names or trademarks from the Hotel at Owner's expense, unless this Agreement has been terminated due to Operator's default, in which event, Operator shall remove the signs at Operator's expense. The foregoing shall also apply to any trade names or trademarks of Operator or other members of the Sonesta Group which may be hereafter adopted. Notwithstanding the foregoing, in the event this Agreement is terminated more than one year after the Commencement Date, but prior to the tenth anniversary of the Effective Date, for any reason other than Operator's acquisition of ownership of the Hotel Lot or wrongful termination by Owner, Operator shall at the request of the Owner, and solely to enable the continued use of such Sonesta Marks as are then in use in and about the Hotel, if any, but no expanded or greater use, license the "Sonesta" tradename, by written license agreement, upon terms and conditions typically included in tradename license agreements and reasonably acceptable to the Sonesta Group, to an experienced four-star hotel operator reasonably acceptable to the Sonesta Group, for a period of time ending on the tenth anniversary of the Effective Date, for use solely in connection with the continued operation of the Hotel as a four-star hotel comparable to other four-star hotels in Southeast Florida, unless the owner of the Hotel Lot decides to cease to operate the Hotel under the "Sonesta" tradename. Any trade names or trademarks in existence on the Commencement Date in connection with the Hotel and belonging to Owner or Donald J. Trump, as the case may be, or thereafter developed specifically for the Hotel (and not including the trade name "Sonesta"), shall be and remain the property of Owner and Donald J. Trump, as the case may be.
     14.2 OWNER'S USE OF OPERATOR'S NAME AND SONESTA MARKS. Owner shall have the right to use Operator's name and the Sonesta Marks in (a) promotional, marketing, sales, or

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advertising literature pertaining to the Hotel, (b) legal documents or agreements pertaining to the Hotel, and (c) official documents or instruments to be filed with governmental or municipal departments or offices pertaining to the Hotel, subject to Owner obtaining, in all cases, Operator's prior written approval, which approval may be withheld in Operator's sole discretion, and subject to Owner's compliance with the other terms and conditions of this Agreement.
     14.3 USE OF SONESTA MARKS FOR FUTURE DEVELOPMENT PROPERTY. If either or both the Future Development Sites are developed by Owner or its Affiliate while this Agreement is in effect, and the quality standards applicable to the Future Development Property are consistent with the quality standards of the Hotel, including, without limitation, the quality of the construction, finishes and furniture, fixtures and equipment, then upon Owner's request, the Sonesta Group will allow the "Sonesta" tradename to be used in connection with the Future Development Sites pursuant to a written license agreement containing terms and conditions reasonably acceptable to the Sonesta Group. Irrespective of whether the "Sonesta" tradename is used in connection with the Future Development Sites, however, the Sonesta Group shall have, and Owner hereby grants (and if Owner is not the developer, Owner hereby agrees to cause the developer of the Future Development Sites to grant) a continuing right of first refusal to the Sonesta Group to provide all management or amenity type services to the Future Development Sites.

                                   ARTICLE XV

                                   ARBITRATION

     15.1 Any dispute arising hereunder between Owner and Operator pertaining to (a) any Annual Plan, (b) any budget required by the terms of this Agreement, (c) calculation of Owner Return and/or Incentive Fees, (d) the reasonableness of the discretion exercised by Operator in determining whether to establish reserves under SECTION 3.5 hereof (but not the amount of such reserve if established), (e) the Operating Standard, (f) issues arising under ARTICLE VII (damage and destruction) or ARTICLE VIII (condemnation), (g) issues arising under SECTION 11.1 (construction), or (h) a Disputed Amount under SECTION 5.1, shall be referred for decision to arbitration as follows. Within twenty (20) days of the receipt by one party of written notice from the other requesting arbitration and describing in detail the dispute to be resolved, each party shall choose an arbiter with at least ten (10) years' experience in or in connection with the hotel

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industry, and both of said arbiters shall together resolve said dispute. If either party fails to appoint an arbiter within the period of time set forth herein for appointment of an arbiter, then the other party may apply to the American Arbitration Association, Miami Office, for the appointment of such arbiter. In the event that said arbiters have been unable to resolve said dispute within thirty (30) days of the date the last of them was appointed, they shall together select a third arbiter. Within thirty (30) days of the selection of said third arbiter with like experience in or in connection with the hotel industry, said third arbiter shall issue written notice to Owner and Operator choosing the position advocated by either one of the parties' arbiters, without compromise. If the parties' arbiters are unable to agree on a third arbiter within twenty (20) days, then either party may apply to the American Arbitration Association, Miami Office, for the appointment of a third arbiter to decide the dispute. Any arbitration hereunder shall be conducted in Miami, Florida and the arbiters representing the respective parties shall have the opportunity to submit written or documentary evidence and oral testimony for the consideration of said third arbiter.
     15.2 The decision in writing of the third arbiter so selected or appointed shall be final and conclusive upon both parties. The costs and expenses of such arbitration, including the compensation and expenses of such third arbiter, but excluding attorneys' fees, shall be borne by the parties as the arbiters may determine, but failing such determination, as an Expense; provided, however, that if the third arbiter finds that a claim submitted for arbitration was frivolous or that a party's conduct during the arbitration procedure was unreasonable, the party making said claim or conducting itself unreasonably shall bear all such costs and expenses. Either party may apply to any court of competent jurisdiction for an order confirming the award; judgment of the court shall be entered upon the award unless the award is vacated, modified or corrected as provided by law.
     15.3 All arbiters shall be bound by the provisions of this Agreement and shall not have the power to subtract from, add to, or modify same. If requested by either party, an arbitration shall be conducted in accordance with the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (or any similar successor rules) applicable as of the date of the initiation of arbitration.
     15.4 The pendency of arbitration proceedings hereunder shall stay the rights and/or obligations of the parties as to the matter in dispute.

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                                   ARTICLE XVI

                               GENERAL PROVISIONS

     16.1      SUBORDINATION TO FINANCING.
               (a) Owner or its Affiliates may borrow money from one or more lenders for the acquisition, development and/or construction of the Hotel Project (or portions thereof); provided, however, this Agreement, the Option and the Right of First Offer set forth herein shall be superior in interest to any such Owner financing, and any lender advancing funds for Owner's use in connection therewith shall not have a prior mortgage on the Hotel Lot or other components of the Hotel Lot or the Commercial Unit, unless Owner shall obtain from any mortgagee and deliver to Operator a consent and nondisturbance agreement, in form prescribed by the mortgagee and reasonably acceptable to Operator (but in any event in recordable form). The nondisturbance agreement shall provide that mortgagee agrees not to terminate or otherwise disturb Operator's rights set forth in this Agreement, including the Option and Right of First Offer, in the event the mortgagee acquires control of the Hotel Lot by foreclosure or otherwise, as long as Operator is not in default hereunder beyond any applicable cure period. Any such nondisturbance agreement shall contain provisions limiting the liability of the mortgagee with respect to the acts or omissions of Owner prior to the date of transfer. Operator shall, upon written request from Owner, subordinate this Agreement to any mortgagee which delivers such a consent and nondisturbance agreement to Operator. In the event Operator exercises the Option or Right of First Offer, Owner shall, at or prior to closing, obtain a release of every mortgage or other security interest granted by Owner that encumbers the Hotel Lot or other components of the Hotel or the Offered Property. Operator shall act in good faith in considering any changes to this Agreement requested by the construction lender.
     16.2 NATURE OF RELATIONSHIP. Owner acknowledges that the relationship of the parties established by this Agreement is an agency coupled with an interest, for reasons including, but not limited to, the Design Fee Deficiency Amount, the FF&E loan(s) and the Pre-Opening Expenses. This Management Agreement is not terminable absent default of Operator or the occurrence of other events as specified in SECTION 5.2. Operator shall not be deemed or construed to be, and shall not be, under any circumstance or for any purpose, a partner or joint

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venturer of or with Owner by virtue of, or under, this Agreement or otherwise in respect of the Hotel, Hotel Lot, Hotel Project and/or Condominium.
     16.3 NOTICE. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:
     If to the Owner at:       18101 Collins Avenue
                               Sunny Isles Beach, Florida 33160
                               Attn: Gil Dezer
                               Fax No. (305) 936-9908

     With copies to:           Dezer Properties Company
                               89 Fifth Avenue
                               New York, New York 10003
                               Attn: Michael Dezer and Peter Weiner
                               Fax No. (212) 633-0057

                               - and -

                               Fieldstone Lester Shear & Denberg
                               201 Alhambra Circle
                               Coral Gables, Florida 33134
                               Attn: David Shear, Esq.
                               Fax No. (305) 357-1002

     If to the Operator at:    Sonesta International Hotels Corporation
                               200 Clarendon Street
                               Boston, Massachusetts 02116
                               Attn: Office of the Treasurer
                               Fax No. (617) 421-5423

     With a copy to:           Gunster, Yoakley, & Stewart, P.A.
                               500 East Broward Boulevard
                               Fort Lauderdale, Florida 33394
                               Attn:  Andrew S. Robins, Esq. and Susan S. Robin,
                               Esq.
                               Fax No. (954) 523-1722

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic

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transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.
     16.4 AMENDMENTS. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.
     16.5 SEVERABILITY. If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.
     16.6 GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.
     16.7 JURISDICTION AND VENUE. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Miami-Dade County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Miami-Dade County or the United States District Court, Southern District of Florida, Miami Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court.
     16.8 FURTHER ASSURANCES. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

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     16.9      HEADINGS. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.
     16.10 BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.
     16.11 NO PERSONAL LIABILITY. Except as otherwise provided herein or by separate agreement between the parties, Operator will look solely to the interest of Owner in the Hotel Project, as it may exist from time to time, for recovery of any judgment against Owner relating to this Agreement, and none of Owner or its Affiliates and partners, or their respective partners, employees, officers, directors, shareholders, agents and representatives, or any other assets of Owner, shall be personally liable for anything related to this Agreement. Owner will look solely at the assets of Operator as they may exist from time to time for recovery of any judgement against Operator relating to this Agreement, and Operator and its Affiliates and partners, and their respective partners, employees, officers, directors, shareholders, agents and representatives shall not be personally liable for anything related to this Agreement, except to the extent assets belonging to Owner have been distributed by Operator to any such parties.
     16.12 ASSIGNMENT. Operator shall have the right to assign its interest in this Agreement to any Affiliate of Operator without Owner's consent, provided that any such assignee enjoys the same rights to the Sonesta Marks as Operator enjoyed and provided, further, that such assignee assumes Operator's obligations hereunder pursuant to an assumption agreement which is reasonably satisfactory to Owner. Operator shall have the right to assign the Option and/or Right of First Offer to any Affiliate of Operator without Owner's consent. Owner was initially composed of two entities; however, one of the Owner entities was merged with an Affiliate of Owner and the remaining entity conveyed its portion of the Land to the merged Affiliate entity, subject to this Agreement. Upon such conveyance, the conveying entity simultaneously assigned all of its rights under this Agreement to the acquiring Affiliate, Sunny Isles Luxury Ventures, L.C., as trustee for Sunny Isles Luxury Ventures, Inc., which assumed all of the assignor's obligations under this Agreement. The conveying entities were not released and remain jointly and severally liable with the acquiring Affiliate for all obligations of the Owner under this Agreement. Except as provided above, neither Operator nor Owner shall have the right to make

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any other assignment of this Agreement or any interest herein without the prior written consent of the other.
     If, having made or received a permitted assignment of this Agreement or any part thereof, either party or its successor in interest should sell, transfer or otherwise dispose of so much of the equity of the assignor or assignee (as the case may be) as would have prohibited the assignor from making the assignment in the first instance, the Term shall be terminable by the other party after thirty
(30) days' notice (in addition to any other rights or remedies for breach it may have), unless prior to the expiration of said thirty (30) days this Agreement is reassigned to the original party and evidence thereof is delivered to the other party. Notwithstanding the foregoing, Operator shall have the right to assign this Agreement or any rights or duties hereunder, including the Option and/or Right of First Offer, without Owner's consent, to any person, company or legal entity with which or into which it may be merged or to which it may transfer substantially all of its assets, so long as the surviving entity acquires rights to the Sonesta Marks.
     Nothing herein shall be deemed to prevent Owner from conveying fee simple title to the Hotel Lot and/or Commercial Unit after the Option has expired (without exercise) and Operator has elected not to exercise its Right of First Offer (or Operator tried but was unable to exercise the Right of First Offer due to the parties' inability to timely agree on the terms and conditions of the sale despite good faith efforts), provided that (a) the conveyance shall be subject to this Agreement and as part of the conveyance Owner shall simultaneously assign its interest in this Agreement to the grantee, and said grantee shall assume Owner's obligations hereunder, and (b) if Owner is composed of more than one entity, then both entities must convey their interests simultaneously to the same grantee, which grantee must be a single entity.
     16.13 ENFORCEMENT COSTS. If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled.

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Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

     16.14 REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.
     16.15 OFFSET. In addition to the offset rights expressly set forth herein, Operator shall have the right to offset against future Owner's Return and other payments due from Operator to Owner the amount of any judgment rendered against Owner or an Affiliate of Owner in favor of Operator or an Affiliate of Operator, including without limitation, any judgments arising under any covenant or indemnity set forth in this Agreement, the Sales Office lease, any Condominium Unit Rental Agreement pertaining to a Dezer Unit, any Cabana Lease Agreement, the Post Closing Agreement or any other agreement between the parties.
     16.16 FORCE MAJEURE. Neither party shall be liable to the other in damages, nor shall this Agreement be terminated, because of any failure to perform hereunder caused by action or inaction of governmental authorities (not caused by the non-performing party), fire, earthquake, flood, explosion, casualty, strike, unavoidable accident, riot, insurrection, civil disturbance, act of public enemy, embargo, terrorist acts, war, act of God, inability to obtain labor, material or supplies or any other similar cause beyond its control.
     16.17 CONSENTS OR APPROVALS. Except as otherwise provided herein, whenever in this Agreement the consent or approval of Owner or Operator is requested by the other party in writing, and provided this Section is specifically quoted in such request, such consent or approval shall be deemed granted unless Operator or Owner (as the case may be) delivers a written denial thereof to the requesting party within ten (10) days of its receipt of the request. Any such denial must be reasonable and must set forth the reason(s) for denial in reasonable detail.
     16.18 RECORDING OF MEMORANDUM OF AGREEMENT. Either party shall have the right to record a Memorandum of Agreement, which includes references to the Option and Right of First Offer in the Public Records of Miami-Dade County, Florida.

     16.19 PLANS. Any and all plans and specifications pertaining to the original construction of the Hotel Project, including improvements upon the Hotel Lot, the Condominium Lot, the Parking Garage Lot and all other improvements, and any subsequent expansion or other construction in connection with same, shall be subject to Operator's prior written approval, including any change orders, except for changes and modifications that are not material as to their effect. For purposes of this paragraph, a change or modification shall be deemed to be material as to its effect if it causes any item or feature of the Hotel to differ from what is customary in the hotel industry for four star hotels, increases the expense of maintaining or operating the Hotel Project, diminishes the usefulness or practicality of any item or feature of the Hotel, or may affect the operation of the Hotel, the Rental Program or the Hotel Operations, financially or otherwise.
     16.20 OWNER'S REPRESENTATIONS. Owner represents and warrants that it is the fee owner of the Land described on EXHIBIT "A" attached hereto. Owner represents and warrants that it has full right and authority to enter into this Agreement on the terms and conditions set forth herein, and no other person or entity has any right of possession in or to the Hotel Lot, and that the provisions of this Agreement do not conflict with or violate the provisions of existing agreements between Owner and third parties. Owner's representations and warranties shall survive termination of this Agreement or expiration of the Term but not the purchase of the Hotel Lot by Operator or an Affiliate of Operator.
     16.21 PROVIDING INFORMATION. Operator shall cooperate with Owner in providing financial and other information reasonably requested by Owner's lender(s) regarding the operation of the Hotel.
     16.22 TIME OF THE ESSENCE. Time is of the essence with respect to Operator's and Owner's respective obligations hereunder; provided, however, that any delay in the performance of any such obligations due to causes set forth in
SECTION 16.16 shall be deemed to extend the time for performance of such obligations for the period of such delay.
     16.23 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon any party so confirming.

     16.24 DAYS. Any reference in this Agreement to "days" shall mean calendar days, unless a contrary intent is clearly set forth.
     16.25 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules attached hereto represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.
     16.26 LEASE SUPERSEDED. This Management Agreement is being entered into in lieu of, and replaces and supersedes, that certain Lease Agreement dated June 21, 2000 between Operator and Owner's predecessors in interest, including all amendments thereto, which Lease Agreement has been terminated by the parties simultaneously with execution of this Agreement.
     16.27 JOINT AND SEVERAL LIABILITY. If any party consists of more than one individual or entity (each an "Owner Entity"), each acknowledges that it is acting jointly and severally with the other as "Owner" under this Agreement, and that each Owner Entity is jointly and severally obligated and jointly and severally liable for all obligations and liabilities of the Owner under this Agreement, including, without limitation, all indemnities of Owner set forth herein. Failure by one Owner Entity to comply with an obligation or representation of Owner hereunder shall be deemed to be a failure by both Owner Entities and by Owner entitling Operator to pursue all remedies available to Operator for Owner's breach. Notice given by Operator to either one of the Owner Entities under this Agreement shall be deemed to be notice to both Owner Entities and "Owner" under this Agreement. Each Owner Entity shall be an agent of the other Owner Entity and shall have full and absolute authority to act on behalf of the other. Operator may rely on every statement, action and decision made by either Owner Entity as being the statement, action or decision of both Owner Entities and "Owner," without independent investigation or inquiry as to the accuracy or appropriateness of such reliance. Payment of any sum of money to any Owner Entity shall be deemed payment to "Owner." The provisions of this
SECTION 16.27 shall survive termination of this Agreement or expiration of the Term and purchase of the Hotel Lot by Operator or an Affiliate of Operator.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                               [SIGNATURES FOLLOW]

                              OPERATOR:

WITNESSES:                                   SONESTA HOTELS OF FLORIDA, INC

/S/                                          By: /S/
---------------------------------                -------------------------------
Print Name: Patricia Wynne                   Name: Peter J. Sonnabend
            ---------------------                  -----------------------------
                                             Title: Vice President
                                                   -----------------------------

/S/
---------------------------------
Print Name: Amy D. Lloyd
            ---------------------


                                     OWNER:

WITNESSES:                                   SUNNY ISLES LUXURY VENTURES, L.C.,
                                             as Trustee for Sunny Isles Luxury
                                             Ventures, Inc.

/S/                                          By:/S/
---------------------------------               --------------------------------
Print Name: J.l. Castleberry                 Name:  Michael Dezer
            ---------------------                   ----------------------------
                                             Title: Manager
                                                    ----------------------------
/S/
---------------------------------
Print Name: S. Rovito
            ---------------------


                                     JOINDER

Sunny Isles Luxury Ventures, Inc., by its signature below, joins into this Agreement in its capacity as sole beneficiary of the trust that holds fee simple title to the Land, for the purpose of confirming the authority of Sunny Isles Luxury Ventures, L.C. to execute this Agreement in its capacity as Trustee of said trust.


WITNESSES:                                   SUNNY ISLES LUXURY VENTURES, INC.


/S/                                          By: /S/
---------------------------------                -------------------------------
Print Name: J. L. Castleberry                Name: Gil Dezer
            ---------------------                  -----------------------------
                                             Title: President
                                                   -----------------------------

/S/
---------------------------------
Print Name: S. Rovito
            ---------------------

                                     JOINDER

Sonesta International Hotels Corporation, by its signature below, joins into this Agreement for the sole purpose of guarantying Operator's obligation (and no other obligations) to buy out any remaining FF&E lease obligations, as described in SECTION 11.2 of this Agreement, in the event this Agreement terminates prior to termination of such lease obligations for any reason other than the purchase by Operator or its Affiliate of the Hotel Lot.


WITNESSES:                                   SONESTA INTERNATIONAL HOTELS
                                             CORPORATION


/S/                                          By: /S/
---------------------------------                -------------------------------
Print Name: Patricia Wynne                   Name: Peter J. Sonnabend
            ---------------------                  -----------------------------
                                             Title: Vice Chairman
                                                   -----------------------------

/S/
---------------------------------
Print Name: Amy D. Lloyd
            ---------------------